                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         CENTRO WATT AMERICA III, L.P.,

                         CENTRO WATT AMERICA III OP, LLC

                            CWAR OP MERGER SUB, LLC,

                           CWAR OP MERGER SUB II, LLC,

                          CWAR OP MERGER SUB III TRUST

                           CENTRO PROPERTIES LIMITED,

                             CENTRO PROPERTY TRUST,

                              KRAMONT REALTY TRUST,

                      KRAMONT OPERATING PARTNERSHIP, L.P.,

                                       AND

                            MONTGOMERY CV REALTY L.P.

                          DATED AS OF JANUARY 27, 2005


                                TABLE OF CONTENTS

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
ARTICLE I CERTAIN DEFINITIONS ..................................................................     2
      Section 1.1.   Definitions................................................................     2

ARTICLE II THE MERGERS .........................................................................    15
      Section 2.1.   The Mergers................................................................    15
      Section 2.2.   Closing....................................................................    15
      Section 2.3.   Effective Times of the Mergers.............................................    16
      Section 2.4.   Effects of the Mergers.....................................................    16
      Section 2.5.   Surviving Entity's Organizational Documents................................    17
      Section 2.6.   Surviving OP Partnership's Organizational Documents........................    17
      Section 2.7.   Surviving Montgomery Partnership's Organizational Documents................    17
      Section 2.8.   Officers of the Surviving Entity...........................................    17
      Section 2.9.   Officers of the Surviving OP Partnership...................................    18
      Section 2.10.  Officers of the Surviving Montgomery Partnership...........................    18

ARTICLE III EFFECT OF THE MERGERS ON COMMON SHARES, PREFERRED SHARES, COMPANY OPTIONS,
                     MEMBERSHIP INTERESTS AND PARTNERSHIP UNITS......................... .......    18
      Section 3.1.   Effect of REIT Merger on Common Shares and Preferred Shares................    18
      Section 3.2.   Company Options............................................................    19
      Section 3.3.   Restricted Shares..........................................................    20
      Section 3.4.   Adjustments to REIT Merger Consideration...................................    20
      Section 3.5.   Effect of the REIT Merger on REIT Merger Sub Shares........................    21
      Section 3.6.   Effect of the OP Merger on the Operating Partnership Units.................    21
      Section 3.7.   Effect of the Montgomery Merger on the Montgomery OP Units.................    22
      Section 3.8.   Surrender of Certificates..................................................    24

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................................    27
      Section 4.1.   Representations and Warranties of the Company Parties......................    27
      Section 4.2.   Representations and Warranties of the Purchaser Parties,
                     Parent and Parent Trust............................................ .......    48
      Section 4.3.   Representations and Warranties of Purchaser Parties,
                     Parent and Parent Trust with respect to the Guarantee and the Indemnity....    51

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS.........................    53
      Section 5.1.   Conduct of Business by the Company and its Subsidiaries....................    53

ARTICLE VI ADDITIONAL COVENANTS ................................................................    57
      Section 6.1.   Access to Information; Confidentiality.....................................    57
      Section 6.2.   Commercially Reasonable Efforts; Notification..............................    57
      Section 6.3.   Tax Treatment..............................................................    59
      Section 6.4.   No Solicitation............................................................    59
      Section 6.5.   Certain Litigation.........................................................    61
      Section 6.6.   Notification of Certain Matters............................................    62
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                                        i
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
      Section 6.7.   Section 16 Matters.........................................................    62
      Section 6.8.   Employee Matters...........................................................    62
      Section 6.9.   Indemnification............................................................    64
      Section 6.10.  Company Shareholders Meeting; Proxy Statement..............................    65
      Section 6.11.  Certain Resignations.......................................................    66
      Section 6.12.  Title Defects..............................................................    66
      Section 6.13.  Financing..................................................................    66
      Section 6.14.  Liquidation of REIT Merger Sub.............................................    66
      Section 6.15.  Covenants of the Responsible Entity........................................    67

ARTICLE VII CONDITIONS TO CLOSING ..............................................................    68
      Section 7.1.   Conditions to Each Party's Obligation to Effect the Mergers................    68
      Section 7.2.   Conditions to the Obligation of the Purchaser Parties to
                     Effect the Mergers................................................. .......    68
      Section 7.3.   Conditions to the Obligation of the Company to Effect the Mergers..........    70
      Section 7.4.   Frustration of Closing Conditions..........................................    71

ARTICLE VIII TERMINATION AND AMENDMENTS.........................................................    71
      Section 8.1.   Termination................................................................    71
      Section 8.2.   Effect of Termination......................................................    73
      Section 8.3.   Fees and Expenses..........................................................    73
      Section 8.4.   Termination Fee............................................................    74
      Section 8.5.   Amendment..................................................................    74
      Section 8.6.   Extension; Waiver..........................................................    74

ARTICLE IX GENERAL PROVISIONS ..................................................................    75
      Section 9.1.   Nonsurvival of Representations, Warranties, Covenants and Agreements.......    75
      Section 9.2.   Notices....................................................................    75
      Section 9.3.   Interpretation.............................................................    76
      Section 9.4.   Intentionally Omitted......................................................    76
      Section 9.5.   Counterparts...............................................................    76
      Section 9.6.   Entire Agreement; No Third-Party Beneficiaries.............................    76
      Section 9.7.   Governing Law..............................................................    77
      Section 9.8.   Assignment.................................................................    77
      Section 9.9.   Enforcement................................................................    77
      Section 9.10.  Severability...............................................................    78
      Section 9.11.  Modification...............................................................    78
      Section 9.12.  Remedies Cumulative........................................................    78
      Section 9.13.  Publicity..................................................................    78
      Section 9.14.  Exhibits; Disclosure Schedules.............................................    78
      Section 9.15.  Parent and Parent Trust Guarantee and Indemnity............................    78
      Section 9.16.  The Responsible Entity's Capacity and Limitation on Liability..............    82

EXHIBITS AND SCHEDULES

Schedule 1.1(a) - Company Knowledge Persons

Schedule 6.2(a) - Minority Interests Holders

Schedule 7.2(e) - List of Consents

Exhibit A - Form of Amended and Restated Certificate of Limited Partnership

Exhibit B - Form of Plan of Liquidation of REIT Merger Sub

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

      AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 27, 2005, by and among Centro Watt America III, L.P., a Delaware limited partnership ("Acquiror"), Centro Watt America III OP, LLC, a Delaware limited liability company ("Acquiror Subsidiary"), CWAR OP Merger Sub, LLC, a Delaware limited liability company ("OP Merger Sub"), CWAR OP Merger Sub II, LLC, a Delaware limited liability company ("Montgomery Merger Sub"), CWAR OP Merger Sub III Trust, a Maryland real estate investment trust ("REIT Merger Sub"), Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), Kramont Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), Montgomery CV Realty L.P., a Delaware limited partnership ("Montgomery"), and, solely for purposes of Sections 4.2, 4.3, 6.15 and Article 9 of this Agreement, Centro Properties Limited ABN 52 006 378 365, a corporation organized under the Corporations Act (2001) of the Commonwealth of Australia ("Parent"), and, solely for purposes of Section 4.2, 4.3, 6.15 and
Article 9 of this Agreement, CPT Manager Limited ABN 37 054 494 307 (the "Responsible Entity"), in its capacity as the responsible entity of Centro Property Trust ARSN 090 931 123, a trust organized under the laws of the Commonwealth of Australia (in such capacity, "Parent Trust"), both in that capacity and in its own right.

                                    RECITALS

            WHEREAS, on December 18, 2004, certain of the parties hereto entered into the Agreement and Plan of Merger (the "Original Agreement") by and among Centro Watt America REIT III LLC, OP Merger Sub, Montgomery Merger Sub, the Company, the Operating Partnership, Montgomery, and, for limited purposes, Parent and the Responsible Entity, in its capacity as the responsible entity of the Parent Trust and in its own right; and

            WHEREAS, the Purchaser Parties intend, immediately following consummation of the Mergers contemplated by the Original Agreement, to cause the surviving entity in the merger of the Company with and into REIT Merger Sub to be liquidated, wound up and dissolved in accordance with Maryland law; and

            WHEREAS, pursuant to Section 9.4 of the Original Agreement, the Purchaser Parties desire to amend and restate the Original Agreement in order to provide for, among other things, certain changes in the structure of the transactions contemplated by the Original Agreement in order to expedite such transactions and the payments of merger consideration to shareholders of the Company and unitholders of the Operating Partnership and Montgomery; and

            WHEREAS, the parties hereto believe that such changes to the structure of the transactions contemplated by the Original Agreement will expedite such transactions for regulatory and other reasons and benefit all shareholders of the Company and unitholders of the Operating Partnership and Montgomery.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, each of the parties hereto agrees as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

      Section 1.1. Definitions. Capitalized and certain other terms used in this Agreement have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined:

      "2000 Incentive Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "2004 Fourth Quarter Distributions" has the meaning set forth in Section 4.1(c)(i)(E).

      "Accrued Vacation" has the meaning set forth in Section 6.8(f).

      "Acquiror" has the meaning set forth in the introductory paragraph.

      "Acquiror Material Adverse Effect" shall mean a fact, event or circumstance which has had, or is reasonably likely to have, together with all similar or related facts, events and circumstances, a material adverse effect on the ability of Acquiror, REIT Merger Sub, OP Merger Sub or Montgomery Merger Sub to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

      "Acquiror Merger Subs" means REIT Merger Sub, OP Merger Sub and Montgomery Merger Sub.

      "Acquiror Subsidiary" has the meaning set forth in the introductory paragraph.

      "Acquiror's Title Notice" has the meaning set forth in Section 6.12.

      "Acquisition Agreement" has the meaning set forth in Section 6.4(c).

      "Acquisition Financing" means financings to be arranged by the Purchaser Parties that are necessary to consummate the transactions contemplated by this Agreement.

      "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

      "AGAAP" has the meaning set forth in Section 4.2(e).

      "Agreement" has the meaning set forth in the introductory paragraph.

      "Amended and Restated LP Certificate" has the meaning set forth in Section 2.6.

      "Articles of Merger" means the articles of merger with respect to the REIT Merger, containing the provisions required by, and executed in accordance with, the Maryland REIT Law.

      "Assignment and Assumption Agreement" has the meaning set forth in the Plan of Liquidation.

      "Beneficiaries" has the meaning set forth in Section 9.15(a).

      "B-1 Preferred Units Merger Consideration" has the meaning set forth in
Section 3.6(b)(i).

      "Business Day" means any day other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions in New York, New York are authorized or obligated by Law or other governmental action to close.

      "Certificates" means, collectively, the Common Share Certificates, the Preferred B-1 Certificates, the Preferred E Certificates, the OP Unit Certificates and the Montgomery Certificates.

      "Certificates of Merger" means the OP Merger Certificate and the Montgomery Merger Certificate.

      "Class A Preferred Units" has the meaning set forth in Section 4.1(c)(ii)(A).

      "Class B-1 Preferred Units" has the meaning set forth in Section 4.1(c)(ii)(A).

      "Class D Preferred Units" has the meaning set forth in Section 4.1(c)(ii)(A).

      "Class E Preferred Units" has the meaning set forth in Section 4.1(c)(ii)(A).

      "Closing" has the meaning set forth in Section 2.2.

      "Closing Date" has the meaning set forth in Section 2.2.

      "COBRA" has the meaning set forth in Section 6.8(e).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Shares" has the meaning set forth in the first paragraph of
Section 3.1.

      "Common Share Certificates" has the meaning set forth in Section 3.1(a).

      "Common Share Merger Consideration" has the meaning set forth in Section 3.1(a).

      "Company" has the meaning set forth in the introductory paragraph.

      "Company 1992 Employee Option Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company 1992 Trustee Option Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company 1995 Incentive Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company 1997 Stock Option Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company Adverse Recommendation Change" has the meaning set forth in
Section 6.4(c).

      "Company Benefit Plan" has the meaning set forth in Section 4.1(l)(i).

      "Company Board" means the Board of Trustees of the Company.

      "Company Bylaws" has the meaning set forth in Section 4.1(a).

      "Company Charter" has the meaning set forth in Section 4.1(a).

      "Company EO Stock Option Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company Filed SEC Documents" has the meaning set forth in Section 4.1(f).

      "Company Financial Advisor" has the meaning set forth in Section 4.1(s).

      "Company Indemnity Agreements" has the meaning set forth in Section
6.9(a).

      "Company Insurance Policy" means any insurance policy which is owned by the Company and/or a Company Subsidiary or which names the Company or any of the Company Subsidiaries as an insured (or loss payee), including any which pertains to the Company's or its Subsidiaries' assets, employees or operations.

      "Company Joint Venture" and "Company Joint Ventures" have the meanings set forth in Section 4.1(b)(ii).

      "Company Material Adverse Effect" means a fact, event or circumstance which has had, or could reasonably be expected to have, together with all similar or related facts, events and circumstances, a material adverse effect on the financial condition, business, assets or results of operations of the Company and the Company Subsidiaries taken as a whole or on the ability of the Company and the Company Subsidiaries to perform their respective obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby; provided, however, that any such effect resulting from or arising out of (i) economic or financial market conditions (including interest rates) affecting the U.S. economy generally and that do not have a materially disproportionate effect on the Company and the Company Subsidiaries taken as a whole, (ii) (A) general changes or developments in the retail real estate development, redevelopment, management and leasing industry or (B) general changes or developments in the neighborhood and community shopping center development, redevelopment, management and leasing industry or (C) acts of war, insurrection, sabotage or terrorism that, in each of (A), (B) or (C), do not have a materially disproportionate effect (relative to other industry participants) on the Company and the Company Subsidiaries taken as a whole, or
(iii) any suit, claim, action, proceeding, litigation, arbitration or investigation pending or threatened against or affecting the Company or any Company Subsidiary or their respective assets, trustees, directors, managers or officers arising out of or relating to this Agreement, the Mergers or any other transaction contemplated hereby, shall not be considered in determining if a Company Material Adverse Effect has occurred.

      "Company Non-Employee Director Stock Option Plan" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company Option" has the meaning set forth in Section 3.2(a).

      "Company Parties" means the Company, the Operating Partnership and Montgomery.

      "Company Parties Disclosure Schedule" has the meaning set forth in the first paragraph of Section 4.1.

      "Company Parties Resignations" has the meaning set forth in Section 6.11.

      "Company Permits" has the meaning set forth in Section 4.1(k).

      "Company Property" and "Company Properties" have the meanings set forth in
Section 4.1(o)(i).

      "Company Property Restrictions" has the meaning set forth in Section 4.1(o)(i).

      "Company Record Date" has the meaning set forth in Section 4.2(i)(i).

      "Company SEC Documents" means each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 2002 (together with all exhibits and schedules thereto and all information incorporated therein by reference).

      "Company Shareholder Approval" has the meaning set forth in Section 4.1(d)(i).

      "Company Shareholders Meeting" has the meaning set forth in Section
6.10(a).

      "Company Shares" means the Common Shares, the Series B-1 Preferred Shares and the Series E Preferred Shares.

      "Company Stock Option Plans" has the meaning set forth in Section 4.1(c)(i)(C).

      "Company Subsidiary" means the Operating Partnership and each other Subsidiary of the Company or the Operating Partnership.

      "Confidentiality Letter" means that letter agreement, dated August 12, 2004, by and between the Company and Watt Commercial.

      "Confidentiality Agreements" means the Confidentiality Letter and Section 6 (confidentiality) of the Exclusivity Agreement.

      "Contract" means any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

      "Controlled Entities" has the meaning set forth in Section 4.2(e).

      "Covered Employees" has the meaning set forth in Section 6.8(c).

      "Cure Period" has the meaning set forth in Section 6.12.

      "DLLCA" has the meaning set forth in Section 2.1(b).

      "DRULPA" has the meaning set forth in Section 2.1(b).

      "E Preferred Units Merger Consideration" has the meaning set forth in
Section 3.6(b)(ii).

      "Effective Time" means the latest to occur of the OP Effective Time, the Montgomery Effective Time and the REIT Effective Time.

      "Eligible Montgomery LP Unit" and "Eligible Montgomery LP Units" have the meanings set forth in Section 3.7(a)(i).

      "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of the Company Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      "Environmental Laws" means all federal, state and local Laws and common laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Excluded Montgomery LP Units" has the meaning set forth in Section 3.7(a)(ii).

      "Excluded Shares" has the meaning set forth in Section 3.1(d).

      "Exclusivity Agreement" means that letter agreement, dated December 9, 2004, by and between the Company and Acquiror.

      "Existing Credit Facility" means the Loan Agreement, dated December 20, 2002, as amended, among Kramont Operating Partnership, LP, Bank of America (previously Fleet National Bank, N.A.), Wachovia Bank, CommerzBank AG,Compass Bank, First Trust Bank and Fleet Securities, Inc.

      "Fairness Opinion" has the meaning set forth in Section 4.1(s).

      "FIRPTA Certificate" means a certificate in form and substance reasonably satisfactory to Acquiror duly executed and acknowledged certifying facts that would exempt from any withholding requirement under Section 1445 of the Code any consideration distributed in or in connection with the Mergers for any United States real property interests being transferred pursuant to this Agreement.

      "GAAP" has the meaning set forth in Section 4.1(e)(i).

      "Governmental Entities" means any federal, state, local, municipal, or other government or governmental authority of any nature (including any governmental agency, branch, body, regulatory or other authority department, official, or entity and any court or other tribunal); or any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "GP Units" has the meaning set forth in Section 4.1(c)(ii)(A).

      "Guarantee" has the meaning set forth in Section 9.15(a).

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker's acceptances; (d) representing capital lease obligations; (e) representing the balance deferred and unpaid of the purchase price of any property (except (i) any such balance that constitutes an accrued expense or trade payable and (ii) obligations to consignors to pay under normal trade terms for consigned goods); or (f) representing any hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person).

      "Indemnified Parties" has the meaning set forth in Section 6.9(a).

      "Indemnity" has the meaning set forth in Section 9.15(b).

      "Knowledge," or any similar expression, shall mean with respect to the Company or any Company Subsidiary, the actual knowledge of the persons set forth on Schedule 1.1(a) after reasonable inquiry.

      "Law" means any statute, law, ordinance, rule, regulation, or other requirement of any Governmental Entity.

      "Lease" and "Leases" have the meanings set forth in Section 4.1(o)(iv).

      "Liens" means, with respect to any asset, pledges, mortgages, title defects or objections, claims, liens, charges, encumbrances and security interests of any kind or nature.

      "Limited Partner Tax Agreements" shall mean any agreement pursuant to which (a) any liability to partners in the Operating Partnership or any other Company Subsidiary or to any transferors of property to the Company or any of the Company Subsidiaries relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) the Company or any of the Company Subsidiaries have agreed to, or agreed not to, or only with the consent of a limited partner or a group of limited partners to, do any or all of the following: (i) maintain a minimum level of debt or continue a particular debt or allocate debt under Treasury Regulation Section 1.752-3 to any particular limited partner, (ii) retain or not dispose of assets in a taxable transaction for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, and (v) only dispose of assets in a particular manner; or (c) limited partners (other than the Company or any Subsidiary of the Company) of the Operating Partnership, Montgomery, or any other partnership which is a Company Subsidiary have (i) guaranteed debt of such partnership or
(ii) agreed to indemnify another Person with respect to such Person's liability for debt of such partnership.

      "Liquidation Effective Time" means the effective time of the liquidation, dissolution and winding up of REIT Merger Sub as specified in Section 3 of the Plan of Liquidation.

      "LP Units" has the meaning set forth in Section 4.1(c)(ii)(A).

      "Major Title Defect" has the meaning set forth in Section 6.12.

      "Maryland Department" means the State Department of Assessments and Taxation of Maryland.

      "Maryland REIT Law" has the meaning set forth in Section 2.1(a).

      "Material Contracts" has the meaning set forth in Section 4.1(r)(i).

      "Materials of Environmental Concern" means such chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, friable asbestos or friable asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, fungus or mold that are regulated under applicable Environmental Laws.

      "Mergers" has the meaning set forth in Section 2.1(c).

      "Merger Consideration" means the REIT Merger Consideration, the OP Merger Consideration and the Montgomery Merger Consideration.

      "MGCL" means the Maryland General Corporation Law.

      "Montgomery" has the meaning set forth in the introductory paragraph.

      "Montgomery Certificates" has the meaning set forth in Section 3.7(a)(i).

      "Montgomery Effective Time" has the meaning set forth in Section 2.3(c).

      "Montgomery GP Units" has the meaning set forth in Section 4.1(c)(ii)(C).

      "Montgomery LP Units" has the meaning set forth in Section 4.1(c)(ii)(C).

      "Montgomery Merger" has the meaning set forth in Section 2.1(c).

      "Montgomery Merger Certificate" means the certificate of merger with respect to the Montgomery Merger, containing the provisions required by, and executed in accordance with, the DRULPA.

      "Montgomery Merger Consideration" has the meaning set forth in Section 3.7(a)(i).

      "Montgomery Merger Sub" has the meaning set forth in the introductory paragraph.

      "Montgomery OP Units" has the meaning set forth in Section 4.1(c)(ii)(C).

      "Montgomery Partnership Agreement" has the meaning set forth in Section 4.1(c)(ii)(D).

      "New Preferred B-1 Liquidation Preference" has the meaning set forth in
Section 6.14(b).

      "New Series B-1 Preferred Shares" means the Surviving Entity's 9.75% Series B-1 Cumulative Convertible Preferred Shares, par value $0.01 per share.

      "Notice of Adverse Recommendation" has the meaning set forth in Section 6.4(c).

      "Obligation" and "Obligations" have the meanings set forth in Section 9.15(a).

      "OP B-1 Preferred Certificates" has the meaning set forth in Section 3.6(b)(i).

      "OP Common Certificates" has the meaning set forth in Section 3.6(a).

      "OP Common Units" means the GP Units and the LP Units.

      "OP Common Units Merger Consideration" has the meaning set forth in
Section 3.6(a).

      "OP E Preferred Certificates" has the meaning set forth in Section 3.6(b)(ii).

      "OP Effective Time" has the meaning set forth in Section 2.3(b).

      "OP Merger" has the meaning set forth in Section 2.1(b).

      "OP Merger Certificate" means the certificate of merger with respect to the OP Merger, containing the provisions required by, and executed in accordance with, the DRULPA.

      "OP Merger Consideration" means the OP Common Units Merger Consideration, the B-1 Preferred Units Merger Consideration and the E Preferred Units Merger Consideration.

      "OP Merger Sub" has the meaning set forth in the introductory paragraph.

      "OP Preferred Units" means the Class B-1 Preferred Units and the Class E Preferred Units.

      "OP Unit Certificates" means the OP Common Certificates, the OP B-1 Preferred Certificates and the OP E Preferred Certificates.

      "Operating Partnership" has the meaning set forth in the introductory paragraph.

      "Operating Partnership Actions" has the meaning set forth in Section
6.2(a).

      "Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof.

      "Operating Partnership Units" means the OP Common Units and the OP Preferred Units.

      "Option Merger Consideration" has the meaning set forth in Section 3.2(a).

      "Order" means any judgment, order, writ, preliminary or permanent injunction or decree of any Governmental Entity.

      "Parent" has the meaning set forth in the introductory paragraph.

      "Parent Parties" means Parent and Parent Trust.

      "Parent Documents" means the annual and half-year reports (including any amendments and supplements thereto) filed by Parent with the Australian Stock Exchange since January 1, 2002.

      "Parent Trust" has the meaning set forth in the introductory paragraph.

      "Partnerships Amendments" has the meaning set forth in Section 6.2(a).

      "Paying Agent" has the meaning set forth in Section 3.8(a).

      "Paying Agent Agreement" has the meaning set forth in Section 3.8(a).

      "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, or any other entity or organization, including Governmental Entities.

      "Plan of Liquidation" has the meaning set forth in Section 6.14(a).

      "Preferred B Certificate" and "Preferred B Certificates" have the meanings set forth in Section 3.1(b)(i).

      "Preferred B Merger Consideration" has the meaning set forth in Section 3.1(b).

      "Preferred E Certificates" has the meaning set forth in Section 3.1(c).

      "Preferred E Merger Consideration" has the meaning set forth in Section 3.1(c).

      "Preferred Shares" means Series B-1 Preferred Shares and Series E Preferred Shares.

      "Property Agreements" has the meaning set forth in Section 4.1(o)(i).

      "Proxy Statement" has the meaning set forth in Section 6.10(b).

      "Purchaser Parties" means (a)(i) prior to the REIT Effective Time, Acquiror, Acquiror Subsidiary and REIT Merger Sub; (ii) at and after the REIT Effective Time, Acquiror, Acquiror Subsidiary and the Surviving Entity; (b)(i) prior to the OP Effective Time, OP Merger Sub and (ii) at and after the OP Effective Time, the Surviving OP Partnership; and (c)(i) prior to the Montgomery Effective Time, Montgomery Merger Sub and (ii) at and after the Montgomery Effective Time, the Surviving Montgomery Partnership.

      "Purchaser Parties Disclosure Schedule" has the meaning set forth in the introductory paragraph to Section 4.2.

      "RE Commitment" has the meaning set forth in Section 5.1(b)(v).

      "REA" and "REAs" have the meaning set forth in Section 4.1(o)(iv).

      "REIT" has the meaning set forth in Section 4.1(j)(ii).

      "REIT Effective Time" has the meaning set forth in Section 2.3(a).

      "REIT Merger" has the meaning set forth in Section 2.1(a).

      "REIT Merger Consideration" means, collectively, the Common Share Merger Consideration, the Preferred B Merger Consideration and the Preferred E Merger Consideration.

      "REIT Merger Sub" has the meaning set forth in the introductory paragraph.

      "REIT Merger Sub Common Shares" has the meaning set forth in Section 3.5.

      "REIT Merger Sub Preferred Shares" means preferred shares of beneficial interest, par value $0.01 per share, of REIT Merger Sub.

      "REIT Merger Sub Meeting Date" has the meaning set forth in Section 4.2(i)(i).

      "REIT Merger Sub Shareholders Meeting" means a duly noticed meeting of the sole shareholder of REIT Merger Sub.

      "Rent Roll" has the meaning set forth in Section 4.1(o)(iv).

      "Representatives" has the meaning set forth in Section 6.4(a).

      "Responsible Entity" has the meaning set forth in the introductory paragraph.

      "Sarbanes-Oxley Act" has the meaning set forth in Section 4.1(e)(ii).

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Series A-1 Preferred Shares" means the Company's Series A-1 Increasing Rate Cumulative Convertible Preferred Shares, par value $0.01 per share.

      "Series B-1 Preferred Shares" means the Company's 9.75% Series B-1 Cumulative Convertible Preferred Shares, par value $0.01 per share.

      "Series D Preferred Shares" means the Company's Series D Cumulative Redeemable Preferred Shares.

      "Series E Preferred Shares" means the Company's 8.25% Series E Cumulative Redeemable Preferred Shares, par value $0.01 per share.

      "Shareholder Litigation" has the meaning set forth in Section 6.5.

      "Skadden No-Action Letter" means the Skadden, Arps, Slate, Meagher & Flom LLP no-action letter (January 12, 1999).

      "Subsidiary" or "Subsidiaries" of any Person shall mean (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member (or manager) and has the power to direct the policies, management and affairs of such company or (iv) any other Person

(other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

      "Subsidiary Mergers" means the OP Merger and the Montgomery Merger.

      "Superior Proposal" shall mean a bona fide written Takeover Proposal that was not solicited by, or the result of any solicitation by, the Company or any of its Subsidiaries or by any of their respective officers, trustees, directors, Affiliates, investment banks, accountants, financial advisors or other representatives or agents, made by a third party to purchase all of the outstanding equity securities of the Company, the Operating Partnership and/or Montgomery pursuant to a tender offer, exchange offer, merger, consolidation or business combination or the sale of all or substantially all of the assets of the Company on a consolidated basis (a) on terms which the Company Board determines in good faith (after consultation with its financial advisors) to be superior for all of the shareholders of the Company (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the transactions contemplated hereby (after giving effect to the payment of the Termination Fee set forth in Section 8.4(a)) and any alternative proposed by Acquiror in accordance with Section 6.4(c), (b) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) and (c) in respect of which any required financing has been determined in good faith by the Company Board to be reasonably likely to be obtained.

      "Surviving Bylaws" has the meaning set forth in Section 2.5.

      "Surviving Entity" has the meaning set forth in Section 2.1(a).

      "Surviving Montgomery Agreement" has the meaning set forth in Section 2.7.

      "Surviving Montgomery Partnership" has the meaning set forth in Section 2.1(c).

      "Surviving OP Agreement" has the meaning set forth in Section 2.6.

      "Surviving OP Partnership" has the meaning set forth in Section 2.1(b).

      "T&O Insurance" has the meaning set forth in Section 6.9(b).

      "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person or group relating to (a) the acquisition of more than ten percent (10%) of the outstanding shares of beneficial interest, capital stock or any other voting securities of the Company or any of the Company Subsidiaries (or any interests in the Company or any of the Company Subsidiaries), (b) a merger, consolidation, combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Person acquiring ten percent (10%) or more of the fair market value of the assets (including capital stock of the Company Subsidiaries) of the Company and the Company Subsidiaries, taken as a whole, (c) the refinancing or recapitalization of the Company's or any Company Subsidiary's securities or indebtedness, other than with respect to indebtedness in the ordinary course of business, (d) the liquidation, dissolution or reorganization of the Company or any material Company Subsidiary, (e) the acquisition by the Company or any of the Company Subsidiaries of capital stock or assets and properties of any third party in excess of $60.0 million in the aggregate, or (f) the sale, lease or other disposition of assets or rights of the Company or any Company Subsidiary outside of the ordinary course of business which would result in any Person acquiring ten percent (10%) or more of the fair market value of the assets or rights of the Company and the Company Subsidiaries, taken as a whole.

      "Takeover Statute" has the meaning set forth in Section 4.1(u).

      "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including taxes that are based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, alternative or add-on minimum, severance, capital stock, premium, registration, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, estimated, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

      "Tax Return" means any report, return, election, notice, estimate, declaration, information statement or other form or document (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a Taxing authority in connection with any Tax (including estimated Taxes), and shall include any amendment to any of the foregoing.

      "Termination Date" has the meaning set forth in Section 8.1(b)(ii).

      "Termination Fee" has the meaning set forth in Section 8.4(a).

      "Title Insurance Policies" has the meaning set forth in Section 4.1(o)(i).

      "Trust Deed" has the meaning set forth in Section 4.3(b)(i).

      "Trust Funds" has the meaning set forth in Section 4.3(b)(ii).

      "U.S. Dollars" and the sign "$" shall each mean the lawful currency of the United States of America.

                                   ARTICLE II

                                   THE MERGERS

      Section 2.1. The Mergers.

            (a) REIT Merger; Surviving Entity. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"), immediately following the OP Effective Time and the Montgomery Effective Time, (i) the Company shall be merged with and into REIT Merger Sub (the "REIT Merger"), effective as of the REIT Effective Time, (ii) the separate existence of the Company shall thereupon cease and (iii) REIT Merger Sub shall continue its existence under Maryland law as the surviving entity in the REIT Merger (the "Surviving Entity"), and the separate existence of REIT Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue.

            (b) OP Merger; Surviving OP Partnership. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and the Delaware Limited Liability Company Act ("DLLCA"), at the OP Effective Time and immediately prior to the REIT Effective Time and concurrent with the Montgomery Effective Time, (i) OP Merger Sub shall be merged with and into the Operating Partnership (the "OP Merger"), (ii) the separate existence of OP Merger Sub shall thereupon cease and (iii) the Operating Partnership shall continue its existence under Delaware law as the surviving entity in the OP Merger (the "Surviving OP Partnership"), and the separate limited partnership existence of the Operating Partnership with all its rights, privileges, immunities, powers and franchises shall continue.

            (c) Montgomery Merger; Surviving Montgomery Partnership. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA and the DLLCA, at the Montgomery Effective Time and immediately prior to the REIT Effective Time and concurrent with the OP Effective Time, (i) Montgomery Merger Sub shall be merged with and into Montgomery (the "Montgomery Merger" and, together with the REIT Merger and the OP Merger, the "Mergers"), (ii) the separate existence of Montgomery Merger Sub shall thereupon cease and (iii) Montgomery shall continue its existence under Delaware law as the surviving entity in the Montgomery Merger (the "Surviving Montgomery Partnership"), and the separate limited partnership existence of Montgomery with all its rights, privileges, immunities, powers and franchises shall continue.

      Section 2.2. Closing. Unless this Agreement shall have terminated and the Mergers shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver (as permitted by applicable Law) of all of the conditions set forth in Article VI hereof, the closing of the REIT Merger, the OP Merger and the Montgomery Merger (such closings are referred to together as the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on the first Business Day after the day on which the last of such conditions (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived (as permitted by applicable Law) in accordance with this Agreement or (b) at such other place and time or on such other date as Acquiror and the Company may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

      Section 2.3. Effective Times of the Mergers.

            (a) On the Closing Date, immediately following the OP Effective Time and the Montgomery Effective Time, REIT Merger Sub and the Company shall file the Articles of Merger, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the REIT Merger under, the Maryland REIT Law. The REIT Merger shall become effective when the Articles of Merger have been accepted for record by the Maryland Department or at such other subsequent date or time as Acquiror and the Company may agree in writing and specify in the Articles of Merger in accordance with the Maryland REIT Law. The time at which the REIT Merger becomes effective is referred to as the "REIT Effective Time."

            (b) On the Closing Date and immediately before the OP Effective Time, OP Merger Sub and the Operating Partnership shall file the OP Merger Certificate, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the OP Merger under, the DRULPA. The OP Merger shall become effective when the OP Merger Certificate has been accepted for filing by the office of the Secretary of State of the State of Delaware or at such other subsequent date or time as Acquiror and the Company may agree in writing and specify in the OP Merger Certificate in accordance with the DRULPA and the DLLCA. The time at which the OP Merger becomes effective is referred to as the "OP Effective Time."

            (c) On the Closing Date and immediately before the Montgomery Effective Time, Montgomery Merger Sub and Montgomery shall file the Montgomery Merger Certificate, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Montgomery Merger under, the DRULPA. The Montgomery Merger shall become effective when the Montgomery Merger Certificate has been accepted for filing by the office of the Secretary of State of the State of Delaware or at such other subsequent date or time as Acquiror and the Company may agree in writing and specify in the Montgomery Merger Certificate in accordance with the DRULPA and the DLLCA. The time at which the Montgomery Merger becomes effective is referred to as the "Montgomery Effective Time."

      Section 2.4. Effects of the Mergers.

            (a) The REIT Merger shall have the effects set forth herein and in the applicable provisions of the Maryland REIT Law. Without limiting the generality of the foregoing sentence, and subject thereto, at the REIT Effective Time, all the properties, rights, privileges, powers and franchises of the Company and REIT Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and REIT Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

            (b) The OP Merger shall have the effects set forth herein and in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing sentence, and subject thereto, at the OP Effective Time, all properties, rights, privileges, powers and franchises of the Operating Partnership and OP Merger Sub shall vest in the Surviving OP Partnership, and all debts, liabilities and duties of the Operating Partnership and OP Merger Sub shall become the debts, liabilities and duties of the Surviving OP Partnership.

            (c) The Montgomery Merger shall have the effects set forth herein and in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing sentence, and subject thereto, at the Montgomery Effective Time, all properties, rights, privileges, powers and franchises of Montgomery and Montgomery Merger Sub shall vest in the Surviving Montgomery Partnership, and all debts, liabilities and duties of Montgomery and Montgomery Merger Sub shall become the debts, liabilities and duties of the Surviving Montgomery Partnership.

      Section 2.5. Surviving Entity's Organizational Documents. Effective upon and as part of the REIT Merger, (i) the declaration of trust of REIT Merger Sub in effect immediately prior to the REIT Effective Time shall be the declaration of trust of the Surviving Entity from and after the REIT Effective Time until thereafter changed or amended as provided therein or in accordance with the Maryland REIT Law, and (ii) the bylaws of REIT Merger Sub in effect immediately prior to the REIT Effective Time shall be the bylaws of the Surviving Entity from and after the REIT Effective Time (the "Surviving Bylaws") until thereafter changed or amended as provided therein or in accordance with the Maryland REIT Law.

      Section 2.6. Surviving OP Partnership's Organizational Documents. Effective upon and as part of the OP Merger, (i) the certificate of limited partnership of the Operating Partnership in effect immediately prior to the OP Effective Time shall be amended and restated in the form attached hereto as Exhibit A (the "Amended and Restated LP Certificate"), which shall be the certificate of limited partnership of the Surviving OP Partnership from and after the OP Effective Time until thereafter changed or amended as provided therein or in accordance with the DRULPA, and (ii) the Operating Partnership Agreement in effect immediately prior to the OP Effective Time shall be the partnership agreement of the Surviving OP Partnership from and after the OP Effective Time (the "Surviving OP Agreement") until thereafter changed or amended as provided therein or in accordance with applicable Law.

      Section 2.7. Surviving Montgomery Partnership's Organizational Documents. Effective upon and as part of the Montgomery Merger, (i) the certificate of limited partnership of Montgomery in effect immediately prior to the Montgomery Effective Time shall be the certificate of limited partnership of the Surviving Montgomery Partnership from and after the Montgomery Effective Time until thereafter changed or amended as provided therein or in accordance with the DRULPA, and (ii) the Montgomery Partnership Agreement in effect immediately prior to the Montgomery Effective Time shall be the partnership agreement of the Surviving Montgomery Partnership from and after the Montgomery Effective Time (the "Surviving Montgomery Agreement") until thereafter changed or amended as provided therein or in accordance with applicable Law.

      Section 2.8. Officers of the Surviving Entity. The officers of the Company immediately prior to the REIT Effective Time shall be, from and after the REIT Effective Time, the officers of the Surviving Entity until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Bylaws and the Maryland REIT Law.

      Section 2.9. Officers of the Surviving OP Partnership. The officers of the Operating Partnership immediately prior to the OP Effective Time shall be, from and after the OP Effective Time, the officers of the Surviving OP Partnership until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving OP Agreement and the DRULPA.

      Section 2.10. Officers of the Surviving Montgomery Partnership. The officers of Montgomery immediately prior to the Montgomery Effective Time shall be, from and after the Montgomery Effective Time, the officers of the Surviving Montgomery Partnership until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Montgomery Agreement and the DRULPA.

                                   ARTICLE III

                     EFFECT OF THE MERGERS ON COMMON SHARES,
                  PREFERRED SHARES, COMPANY OPTIONS, MEMBERSHIP
                         INTERESTS AND PARTNERSHIP UNITS

      Section 3.1. Effect of REIT Merger on Common Shares and Preferred Shares. At the REIT Effective Time, by virtue of the REIT Merger and without any action on the part of any of the Purchaser Parties, the Company, the holders of any common shares of beneficial interest, par value $0.01 per share, of the Company (the "Common Shares") or the holders of any preferred shares of beneficial interest, par value $0.01 per share, of the Company:

            (a) Conversion of Common Shares. Each Common Share (other than the Excluded Shares) issued and outstanding immediately prior to the REIT Effective Time (including all Common Shares issued after the date of this Agreement and prior to the REIT Effective Time) shall be converted automatically into the right to receive $23.50 (as adjusted to reflect adjustments in the Common Share Merger Consideration pursuant to Section 5.1(b)(i)) in cash, without interest (the aggregate of such amounts hereinafter referred to as the "Common Share Merger Consideration"). At the REIT Effective Time, all Common Shares converted into the right to receive the Common Share Merger Consideration shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the REIT Effective Time evidenced such Common Shares (the "Common Share Certificates") shall cease to have any rights with respect to the Common Shares, other than the right to receive the Common Share Merger Consideration per share (without any interest being payable thereon) to be paid in consideration therefor upon surrender of the Common Share Certificates in accordance with Section 3.8.

            (b)   Conversion of Series B-1 Preferred Shares.

                  (i) Each Series B-1 Preferred Share (other than the Excluded Shares) issued and outstanding immediately prior to the REIT Effective Time (including all

      Series B-1 Preferred Shares issued after the date of this Agreement and prior to the REIT Effective Time) shall be converted automatically into one New Series B-1 Preferred Share (the aggregate of such shares hereinafter referred to as the "Preferred B Merger Consideration").

                  (ii) Each share certificate that immediately prior to the REIT Effective Time evidenced Series B-1 Preferred Shares (each, a "Preferred B Certificate" and collectively, the "Preferred B Certificates") shall, from and after the REIT Effective Time, automatically and without the necessity of presenting the same for exchange, evidence that number of New Series B-1 Preferred Shares into which the shares evidenced by such certificate shall have been converted pursuant to the provisions of this Section 3.1(b). Each Person holding of record a Preferred B Certificate shall receive, upon surrender of such certificate or certificates, a new certificate evidencing and representing the number of New Series B-1 Preferred Shares into which such Person's Series B-1 Preferred Shares shall have been converted.

            (c) Conversion of Series E Preferred Shares. Each Series E Preferred Share (other than the Excluded Shares) issued and outstanding immediately prior to the REIT Effective Time (including all Series E Preferred Shares issued after the date of this Agreement and prior to the REIT Effective
Time) shall be converted automatically into the right to receive $25.00 (plus all accrued and unpaid distributions (whether or not declared) existing prior to the REIT Effective Time) in cash, without interest (the aggregate of such amounts hereinafter referred to as the "Preferred E Merger Consideration"). At the REIT Effective Time, all Series E Preferred Shares converted into the right to receive the Preferred E Merger Consideration shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the REIT Effective Time evidenced such Series E Preferred Shares (the "Preferred E Certificates") shall cease to have any rights with respect to the Series E Preferred Shares, other than the right to receive the Preferred E Merger Consideration per share (without any interest being payable thereon) to be issued in consideration therefor upon surrender of the Preferred E Certificates in accordance with Section 3.8.

            (d) Cancellation of Certain Common Shares and Preferred Shares. Each Common Share and Preferred Share issued and outstanding and owned by any Company Subsidiary, or by the Purchaser Parties or any of their respective Subsidiaries, immediately prior to the REIT Effective Time (collectively, the "Excluded Shares") shall be cancelled automatically and shall cease to exist, without payment of any consideration being made in respect thereof.

            (e) Dissenters' Rights. No dissenters' or objectors' rights to appraisal or similar rights shall be available with respect to the REIT Merger.

      Section 3.2. Company Options.

            (a) The Company shall take all actions necessary to assure that, as of the REIT Effective Time, each option to acquire Common Shares (each, a "Company Option") issued under the Company Stock Option Plans or otherwise and outstanding immediately prior to the REIT Effective Time, whether or not then exercisable or vested, by virtue of the REIT

Merger and without any further action on the part of the Purchaser Parties, the Company or the holder of that Company Option, shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any, of the Common Share Merger Consideration per share over the exercise or purchase price per share of such Company Option, and
(y) the number of Common Shares subject thereto (the aggregate of such amounts hereinafter referred to as the "Option Merger Consideration"). The payment of the Option Merger Consideration to the holder of a Company Option shall be reduced by any income or employment Tax withholding required under (i) the Code or (ii) any applicable state, local or foreign Tax Laws. To the extent that amounts are so withheld, such withheld amounts shall be timely paid to the appropriate tax authority and shall be treated for all purposes under this Agreement as having been paid to the holder of that Company Option. At the REIT Effective Time, all Company Options shall be cancelled and each Company Stock Option Plan shall terminate. The Company shall take such actions as are necessary to ensure that each Company Stock Option Plan shall terminate as of the REIT Effective Time. The Option Merger Consideration paid with respect to Company Options in accordance with this Section 3.2(a) shall be deemed to have been paid in full satisfaction of all rights pertaining to the cancelled Company Options and on and after the REIT Effective Time the holder of a Company Option shall have no further rights to exercise any Company Option. All administrative and other rights and authorities granted under the Company Stock Option Plans to the Company, the Company Board or any committee or designee thereof, shall, following the REIT Effective Time, reside with the Surviving Entity. Notwithstanding the foregoing, if the exercise price per share or unit provided for in any Company Option exceeds the Common Share Merger Consideration per share, at the REIT Effective Time, such Company Option shall be cancelled and no cash shall be paid with regard to such Company Option to the holder of such Company Option. The Option Merger Consideration shall be paid by the Surviving Entity to the holders of cancelled Company Options promptly following the REIT Effective Time but in no event later than five (5) Business Days after the Closing Date.

            (b) The Company shall take all actions necessary to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual that is an officer or trustee of the Company to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 under the Exchange Act in accordance with the Skadden No-Action Letter.

      Section 3.3. Restricted Shares. The Company shall take all actions necessary so that as of the REIT Effective Time, each restricted Common Share granted by the Company Board which as of the Closing Date is issued and outstanding but not vested shall fully vest. At the REIT Effective Time, each issued and outstanding restricted Common Share shall be converted into the right to receive the Common Share Merger Consideration per share as provided in
Section 3.1(a).

      Section 3.4. Adjustments to REIT Merger Consideration. If, during the period between the date of this Agreement and the REIT Effective Time, any change in the outstanding Company Shares shall occur, including, but not limited to, by reason of any reclassification, recapitalization, share dividend, share split, reverse split or combination, exchange or readjustment of Company Shares, or any share dividend thereon with a record date during such period (but not as a result of (x) the exercise of outstanding Company Options, (y) the redemption of any outstanding OP Common Units or Montgomery LP Units for Common Shares or (z) the conversion of Series B-1 Preferred Shares into Common Shares, the amount per share to be paid to holders of Company Shares as the REIT Merger Consideration and the holders of Company Options as the Option Merger Consideration shall be appropriately adjusted.

      Section 3.5. Effect of the REIT Merger on REIT Merger Sub Shares. As of the REIT Effective Time, by virtue of the REIT Merger and without any action on the part of any holder of common shares of beneficial interest, par value $0.01 per share, of REIT Merger Sub (the "REIT Merger Sub Common Shares"), each REIT Merger Sub Common Share issued and outstanding immediately prior to the REIT Effective Time (including all REIT Merger Sub Common Shares issued after the date of this Agreement and prior to the REIT Effective Time) shall be converted into one issued and outstanding common share of the Surviving Entity and shall constitute the only outstanding common shares of the Surviving Entity.

      Section 3.6. Effect of the OP Merger on the Operating Partnership Units. At the OP Effective Time, by virtue of the OP Merger and without any action on the part of any of the Purchaser Parties, the Operating Partnership or the holders of any of the outstanding equity interests of OP Merger Sub or the Operating Partnership Units or any other Person:

            (a) Conversion of OP Common Units. Each OP Common Unit issued and outstanding immediately prior to the OP Effective Time shall be converted automatically into the right to receive $23.50 (as adjusted to reflect adjustments to the OP Merger Consideration pursuant to Section 5.1(b)(i)) in cash, without interest (the aggregate of such amounts hereinafter referred to as the "OP Common Units Merger Consideration"). At the OP Effective Time, all OP Common Units converted into the right to receive the OP Common Units Merger Consideration shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the OP Effective Time represented OP Common Units (the "OP Common Certificates") shall cease to have any rights with respect to the OP Common Units, other than the right to receive the OP Common Units Merger Consideration per unit (without any interest being payable thereon) to be issued in consideration therefor upon surrender of the OP Common Certificates in accordance with Section 3.8.

            (b)   Conversion of OP Preferred Units.

                  (i) Class B-1 Preferred Units. Each Class B-1 Preferred Unit issued and outstanding immediately prior to the OP Effective Time (including all Class B-1 Preferred Units issued after the date of this Agreement and prior to the OP Effective Time), shall be converted automatically into the right to receive $25.00 (plus all accrued and unpaid distributions (whether or not declared) existing prior to the OP Effective Time) in cash, without interest (the aggregate of such amounts hereinafter referred to as the "B-1 Preferred Units Merger Consideration"). At the OP Effective Time, all Class B-1 Preferred Units converted into the right to receive the B-1 Preferred Units Merger Consideration shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the OP Effective Time evidenced such Class B-1 Preferred Units (the "OP B-1 Preferred Certificates") shall cease to have any rights with respect to the Class B-1 Preferred Units, other than the right to receive the B-1 Preferred Units Merger Consideration per unit (without any interest being payable thereon) to be issued in consideration therefor upon surrender of the OP B-1 Preferred Certificates in accordance with Section 3.8.

                  (ii) Class E Preferred Units. Each Class E Preferred Unit issued and outstanding immediately prior to the OP Effective Time (including all Class E Preferred Units issued after the date of this Agreement and prior to the OP Effective Time), shall be converted automatically into the right to receive $25.00 (plus all accrued and unpaid distributions (whether or not declared) existing prior to the OP Effective Time) in cash, without interest (the aggregate of such amounts hereinafter referred to as the "E Preferred Units Merger Consideration"). At the OP Effective Time, all Class E Preferred Units converted into the right to receive the E Preferred Units Merger Consideration shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the OP Effective Time evidenced such Class E Preferred Units (the "OP E Preferred Certificates") shall cease to have any rights with respect to the Class E Preferred Units, other than the right to receive the E Preferred Units Merger Consideration per unit (without any interest being payable thereon) to be issued in consideration therefor upon surrender of the OP E Preferred Certificates in accordance with Section 3.8.

            (c) Conversion of Limited Liability Company Interests of OP Merger Sub. Each limited liability company interest in OP Merger Sub issued and outstanding immediately prior to the OP Effective Time shall be converted into one unit of common partnership interest in the Surviving OP Partnership, and the members of OP Merger Sub immediately prior to the OP Effective Time shall automatically be admitted as partners of the Surviving OP Partnership from and after the OP Effective Time with the managing member of OP Merger Sub immediately prior to the OP Effective Time being the new general partner of the Surviving OP Partnership and the non-managing member of OP Merger Sub immediately prior to the OP Effective Time being the new limited partner of the Surviving OP Partnership.

            (d) Dissenters' Rights. No dissenters' or objectors' rights to appraisal or similar rights shall be available with respect to the OP Merger.

            (e) Adjustments to OP Merger Consideration. If, during the period between the date of this Agreement and the OP Effective Time, any change in the outstanding Operating Partnership Units shall occur, including, but not limited to, by reason of any reclassification, recapitalization, equity distribution, equity split, reverse split or combination, exchange or readjustment of Operating Partnership Units, or any equity distribution thereon with a record date during such period (but not as a result of the redemption of any outstanding OP Common Units for Common Shares), the amount per Operating Partnership Unit to be paid to holders of Operating Partnership Units as the OP Merger Consideration shall be appropriately adjusted.

      Section 3.7. Effect of the Montgomery Merger on the Montgomery OP Units. At the Montgomery Effective Time, by virtue of the Montgomery Merger and without any action on the part of any of the Purchaser Parties, Montgomery or the holders of any of the outstanding equity interests of Montgomery Merger Sub or the Montgomery OP Units or any other Person:

            (a)   Montgomery LP Units.

                  (i) Conversion of Montgomery LP Units. Each Montgomery LP Unit (other than the Excluded Montgomery LP Units) issued and outstanding immediately prior to the Montgomery Effective Time (such Montgomery LP Units are each hereinafter referred to as an "Eligible Montgomery LP Unit" and collectively, as the "Eligible Montgomery LP Units"), shall be converted automatically into the right to receive $23.50 (as adjusted to reflect adjustments to the Montgomery Merger Consideration pursuant to
      Section 5.1(b)(i)) in cash, without interest (the aggregate of such amounts hereinafter referred to as the "Montgomery Merger Consideration"). At the Montgomery Effective Time, all Eligible Montgomery LP Units converted into the right to receive the Montgomery Merger Consideration shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Montgomery Effective Time represented Eligible Montgomery LP Units (the "Montgomery Certificates") shall cease to have any rights with respect to the Eligible Montgomery LP Units, other than the right to receive the Montgomery Merger Consideration per unit (without any interest being payable thereon) to be issued in consideration therefor upon surrender of the Montgomery Certificates in accordance with Section 3.8.

                  (ii) Cancellation of Certain Montgomery LP Units. Each Montgomery LP Unit issued and outstanding and owned by the Company or any Company Subsidiary, or by the Purchaser Parties, or any of their respective Subsidiaries, immediately prior to the Montgomery Effective Time (collectively, the "Excluded Montgomery LP Units") shall be cancelled automatically and shall cease to exist, without payment of any consideration being made in respect thereof.

            (b) Montgomery GP Units. The Montgomery Merger shall have no effect on the outstanding Montgomery GP Units and at and after the Montgomery Effective Time, the Montgomery GP Units outstanding immediately prior to the Montgomery Effective Time shall continue to be outstanding GP Units of the Surviving Montgomery Partnership.

            (c) Conversion of Limited Liability Company Interests of Montgomery Merger Sub. Each limited liability company interest in Montgomery Merger Sub issued and outstanding immediately prior to the Montgomery Effective Time shall be converted into one unit of common limited partner interest in the Surviving Montgomery Partnership, and the members of the Montgomery Merger Sub immediately prior to the Montgomery Effective Time shall be automatically admitted as limited partners of the Surviving Montgomery Partnership from and after the Montgomery Effective Time.

            (d) Dissenters' Rights. No dissenters' or objectors' rights to appraisal or similar rights shall be available with respect to the Montgomery Merger.

            (e) Adjustments to Montgomery Merger Consideration. If, during the period between the date of this Agreement and the Montgomery Effective Time, any change in the outstanding Montgomery LP Units shall occur, including, but not limited to, by reason of any reclassification, recapitalization, equity distribution, equity split, reverse split or combination, exchange or readjustment of Montgomery LP Units, or any equity distribution thereon with a record date during such period (but not as a result of the redemption of any outstanding Montgomery LP Units for Common Shares), the amount per Montgomery LP Unit to be paid to holders of Eligible Montgomery LP Units as the Montgomery Merger Consideration shall be appropriately adjusted.

      Section 3.8. Surrender of Certificates.

            (a) Paying Agent. Prior to the OP Effective Time, the Purchaser Parties and the Company Parties shall select a mutually acceptable bank or trust company to act as the paying agent in the Mergers and the liquidation of REIT Merger Sub (the "Paying Agent"). The Purchaser Parties shall enter into a paying agent agreement with the Paying Agent prior to the OP Effective Time in a form reasonably satisfactory to the Company (the "Paying Agent Agreement").

            (b) Payments. Immediately following the Effective Time, the Purchaser Parties shall deposit, or cause to be deposited, with the Paying Agent for exchange and payment in accordance with this Section 3.8(b), an amount in cash sufficient to deliver, for the benefit of the holders of the Common Shares, the Series E Preferred Shares, the Operating Partnership Units and the Eligible Montgomery LP Units for exchange in accordance with this Article III, the aggregate REIT Merger Consideration, OP Merger Consideration and the Montgomery Merger Consideration. The Paying Agent shall, pursuant to irrevocable instructions given by Acquiror, deliver the Merger Consideration contemplated to be paid pursuant to Article III of this Agreement out of the funds to be delivered to it as provided in this Agreement and, subject to Section 3.8(f), such funds shall not be used for any other purpose except as permitted under this Section 3.8(b). Any and all interest earned on any funds provided to the Paying Agent by the Purchaser Parties pursuant to this Section 3.8(b) shall be paid to the Surviving Entity. Subject to the obligations of the Purchaser Parties under this Article III, pending the distribution of funds provided to the Paying Agent pursuant to this Section 3.8(b), the Paying Agent shall invest such funds as directed by Acquiror in accordance with the Paying Agent Agreement. Any interest and other income resulting from such investment shall be deemed property of, and shall be paid promptly to, the Surviving Entity.

            (c)   Payment Procedures.

                  (i) Letter of Transmittal. As of or promptly after the Effective Time, the Surviving Entity shall cause the Paying Agent to mail to each holder of record of a Certificate at the Effective Time (A) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions (including provisions for the delivery of certificates of non-foreign status) as Acquiror shall reasonably specify and (B) instructions for surrendering the Certificates.

                  (ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Paying Agent or such agent or agents as Acquiror may designate, together with a duly executed letter of transmittal and any other documents reasonably required by the Paying Agent (including, if applicable, duly executed certificates of non-foreign status), the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration payable in respect of the equity interests evidenced by such Certificate less any required withholding of Taxes in accordance with
      Section 3.8(e). Any Certificates so surrendered shall be cancelled immediately. No interest shall accrue or be paid on any amount payable upon surrender of the Certificates.

                  (iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents reasonably required to evidence and effect such transfer and (B) the Person requesting such payment (1) pays any applicable transfer Taxes or (2) establishes to the reasonable satisfaction of the Paying Agent that such Taxes have already been paid or are not applicable.

                  (iv) No Other Rights. Until surrendered in accordance with this Section 3.8(c), each Certificate shall be deemed, except as provided in this Agreement or by applicable Law, from and after the Effective Time, to represent for all purposes solely the right to receive the applicable Merger Consideration in accordance with the terms hereof. Payment of the applicable Merger Consideration upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the equity interests formerly evidenced by it.

            (d) No Further Transfers. Upon and after the REIT Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of any Company Shares that were outstanding immediately prior to the REIT Effective Time. If, after the REIT Effective Time, Certificates evidencing Company Shares that were outstanding immediately prior to the REIT Effective Time are presented to the Surviving Entity for any reason, they shall be cancelled and exchanged for cash as provided in this Article III, or, in the case of Series B-1 Preferred Shares, New Series B-1 Preferred Shares as provided in Section 3.1(b)(ii). Upon and after the OP Effective Time, the unit transfer books of the Operating Partnership shall be closed and there shall be no further registration of transfers of any Operating Partnership Units that were outstanding immediately prior to the OP Effective Time. If, after the OP Effective Time, Certificates evidencing Operating Partnership Units that were outstanding immediately prior to the OP Effective Time are presented to the Surviving Entity or the Surviving OP Partnership for any reason, they shall be cancelled and exchanged for cash as provided in this Article III. Upon and after the Montgomery Effective Time, the unit transfer books of Montgomery shall be closed and there shall be no further registration of transfers of any Montgomery OP Units that were outstanding immediately prior to the Montgomery Effective Time. If, after the Montgomery Effective Time, Certificates evidencing Eligible Montgomery LP Units that were outstanding immediately prior to the Montgomery Effective Time are presented to the Surviving Entity or the Surviving Montgomery Partnership for any reason, they shall be cancelled and exchanged for cash as provided in this Article III.

            (e) Required Withholding. The Purchaser Parties and the Paying Agent shall be entitled to deduct and withhold from any Merger Consideration payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under (i) the Code or (ii) any applicable state, local or foreign Tax Laws. To the extent that amounts are so deducted and withheld, such amounts shall be timely paid to the appropriate taxing authority and shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Purchaser Parties shall be responsible for any real estate or real property transfer taxes imposed on any holder of Common Shares, any holder of OP Common Units and any holder of Montgomery LP Units as a result of the Mergers.

            (f) No Liability. Neither the Purchaser Parties nor the Paying Agent shall be liable to any holder of Certificates for any amount properly paid by the Paying Agent or delivered to a public official under any applicable abandoned property, escheat or similar Law.

            (g) Termination of Payment Funds. Any portion of the funds delivered to the Paying Agent pursuant to Section 3.8(b) that remains unclaimed by the holders of Certificates six (6) months after the Effective Time shall be delivered by the Paying Agent to the Surviving Entity upon demand, which shall hold such amounts for the holders of Certificates. Any holder of Certificates who has not complied with this Article III shall look thereafter only to the Surviving Entity for payment of the applicable Merger Consideration, without interest on such Merger Consideration, and only as general creditors thereof. In addition, if any Certificate has not been surrendered by the earlier of (i) the fifth (5th) anniversary of the Closing Date and (ii) the date immediately prior to the date on which the cash amount that such Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Entity, then such cash amount shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

            (h) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable and customary form and amount as the Surviving Entity may direct as indemnity against any claim that may be made against the Surviving Entity with respect to the alleged loss, theft or destruction of such Certificate, the Paying Agent shall pay the applicable Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

            (i) Preferred B Merger Consideration. Anything herein to the contrary notwithstanding, (1) this Section 3.8 (other than Section 3.8(d)) shall not apply to the Series B-1 Preferred Shares, the Preferred B Certificates or the Preferred B Merger Consideration and (2) for purposes of, and wherever used in, this Section 3.8 (other than Section 3.8(d)) only, the term "Certificate" shall be deemed to exclude any Preferred B Certificate, the term "Company Shares" shall be deemed to exclude the Series B-1 Preferred Shares, and the terms "REIT Merger Consideration" and "Merger Consideration" shall be deemed to exclude the Preferred B Merger Consideration.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1. Representations and Warranties of the Company Parties. Except as set forth (i) in the disclosure schedule delivered by the Company Parties to the Purchaser Parties prior to or concurrently with the execution of this Agreement (the "Company Parties Disclosure Schedule"), which Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided that any disclosure in the Company Parties Disclosure Schedule relating to one section or subsection shall also apply to other sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other sections and subsections), or (ii) in the Company SEC Documents filed prior to the date hereof, the Company Parties represent and warrant to the Purchaser Parties as follows:

            (a) Organization, Standing and Trust Power of the Company. The Company is duly organized, validly existing as a Maryland real estate investment trust and in good standing under the Laws of the State of Maryland and has the requisite trust power, authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and other assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties and other assets or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has heretofore made available to Acquiror complete and correct copies of the Company's Amended and Restated Declaration of Trust, as supplemented as of the date hereof (the "Company Charter"), and the amended and restated bylaws (the "Company Bylaws"). The Company Charter and the Company Bylaws are each currently in full force and effect as of the date hereof. Each jurisdiction in which the Company is qualified or licensed to do business and each assumed name under which it conducts business in any jurisdiction are identified in Section 4.1(a) of the Company Parties Disclosure Schedule.

            (b)   Company Subsidiaries; Interests in Other Persons.

                  (i) Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power, authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and other assets and to carry on its business as now being conducted, except where the failure to have such licenses, permits and authorizations, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Each Company Subsidiary, including the Operating Partnership and Montgomery, that is a partnership, limited liability company or trust is duly formed or created, validly existing and in good standing under the Laws of its jurisdiction of formation or creation and has the requisite power, authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such licenses, permits and authorizations, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Each Company Subsidiary, including the Operating Partnership and Montgomery, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties and other assets or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have a Company Material Adverse Effect. All outstanding shares of stock of each Company Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any preemptive rights and are owned by the Company and/or another Company Subsidiary, and are so owned free and clear of all Liens and are not subject to any option or right to purchase any such shares of stock. All equity interests in each Company Subsidiary, including the Operating Partnership and Montgomery, that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and, in each case of such equity interests that are indicated on Section 4.1(b)(i) of the Company Parties Disclosure Schedule as owned by the Company and/or another Company Subsidiary, are owned by the Company and/or another Company Subsidiary and are so owned free and clear of all Liens and are not subject to any option or right to purchase any such equity interest. The Company Parties have heretofore made available to each of the Purchaser Parties complete and correct copies of the charter, bylaws or other organizational documents of each of the Company Subsidiaries, each as amended to date and each as currently in full force and effect. Section 4.1(b)(i) of the Company Parties Disclosure Schedule sets forth (A) all Company Subsidiaries and their respective jurisdictions of incorporation or formation or creation, (B) each owner and the respective amount of such owner's equity interest in each Company Subsidiary and (C) a list of each jurisdiction in which each Company Subsidiary is qualified or licensed to do business and each assumed name under which each such Company Subsidiary conducts business in any jurisdiction.

                  (ii) Section 4.1(b)(ii) of the Company Parties Disclosure Schedule sets forth the name and jurisdiction of each Person that is not a Company Subsidiary but in which the Company, directly or indirectly, holds an equity interest (each, a "Company Joint Venture" and collectively, the "Company Joint Ventures"). All of the Company's interests in the Company Joint Ventures are owned, directly or indirectly, by the Company or by one or more of the Company Subsidiaries, in each case free and clear of all Liens. Neither the Company nor any Company Subsidiary has a contractual obligation, contingent or otherwise, to fund or participate in the debts of any Company Joint Venture, which as of the date of this Agreement, has not been funded.

                  (iii) Section 4.1(b)(iii) of the Company Parties Disclosure Schedule sets forth the name of each Person that holds, directly or indirectly, an equity interest in any Company Subsidiary (other than the Operating Partnership and Montgomery), which Person is not the Company or another Company Subsidiary, and the type and amount of equity interest held by each such Person.

            (c)   Capital Structure.

                  (i)   Shares of Beneficial Interest.

                        (A) As of the date of this Agreement, the authorized shares of beneficial interest of the Company consists of (1) 93,483,845 Common Shares and (2) 6,516,155 preferred shares of beneficial interest. Shares of the Company's preferred shares of beneficial interest have been designated as set forth in Section 4.1(c)(i)(A) of the Company Parties Disclosure Schedule.

                        (B) As of the date of this Agreement, (1) 24,443,680 Common Shares are issued and outstanding, (2) no shares of Series A-1 Preferred Shares and Series D Preferred Shares are issued and outstanding, (3) 1,176,040 Series B-1 Preferred Shares are issued and outstanding, and (4) 2,800,000 Series E Preferred Shares are issued and outstanding.

                        (C) As of the date of this Agreement, (1) (i) 273,845 Common Shares are reserved for issuance upon exercise of outstanding Company Options, (ii) no additional Common Shares are reserved for issuance under the Kramont Realty Trust Executive Officer Stock Option Plan (the "Company EO Stock Option Plan"), (iii) 305,000 additional Common Shares are reserved for issuance under the Kramont Realty Trust 1997 Stock Option Plan (the "Company 1997 Stock Option Plan"), (iv) 100,000 additional Common Shares are reserved for issuance under the Kramont Realty Trust Non-Employee Director 1998 Stock Option Plan (the "Company Non-Employee Director Stock Option Plan"), (v) no additional Common Shares are reserved for issuance under the Kranzco Realty Trust 1992 Employee Share Option Plan (the "Company 1992 Employee Option Plan"), (vi) no additional Common Shares are reserved for issuance under the Kranzco Realty Trust 1992 Trustee Share Option Plan (the "Company 1992 Trustee Option Plan"),
            (vii) 936,378 additional Common Shares are reserved for issuance under the Kranzco Realty Trust 1995 Incentive Plan (the "Company 1995 Incentive Plan") and (viii) 521,909 additional Common Shares are reserved for issuance under the Kramont Realty Trust 2000 Incentive Plan (the "2000 Incentive Plan," and collectively with the Company EO Stock Option Plan, the Company 1997 Stock Option Plan, the 1992 Employee Option Plan, the 1992 Trustee Option Plan, the 1995 Incentive Plan and the Company Non-Employee Director Stock Option Plan, the "Company Stock Option Plans"), (2) 1,653,879 Common Shares are reserved for issuance upon redemption of outstanding OP Common Units for Common Shares pursuant to the Operating Partnership Agreement and (3) 12,272 Common Shares are reserved for issuance upon redemption of outstanding Montgomery LP Units. As of the date of this Agreement, Company Options to purchase 273,845 Common Shares are issued and outstanding. There are no outstanding Company Options that were not issued under one of the Company Stock Option Plans.

                        (D) Except as disclosed in Sections 4.1(c)(i)(A)-(C), there are issued and outstanding or reserved for issuance: (1) no shares or units of beneficial interest or other voting securities of the Company or any Company Subsidiary; (2) no restricted Company Shares, performance share awards or dividend equivalent rights relating to the equity interests of the Company, the Operating Partnership or Montgomery;
            (3) no securities of the Company or any Company Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of beneficial interest, or other voting securities of the Company or any Company Subsidiary; and (4) no subscriptions, options, warrants, conversion rights, stock appreciation rights, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company or any Company Subsidiary is a party or by which it is bound in any case obligating the Company or any Company Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of beneficial interest or other voting securities of the Company or of any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding Company Shares are, and all Company Shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

                        (E)   Other than the regular quarterly cash
            distributions declared by the Company Board on December 7, 2004, in respect of the Common Shares, the Series B-1 Preferred Shares and the Series E Preferred Shares and the corresponding cash distributions declared on December 7, 2004 by the general partner of the Operating Partnership in respect of the Operating Partnership Units and by the general partner of Montgomery in respect of Montgomery OP Units, (such distributions, the "2004 Fourth Quarter Distributions"), all dividends or distributions on securities of the Company or any Company Subsidiary that is not directly or indirectly wholly owned by the Company that have been declared or authorized prior to the date of this Agreement have been paid in full. The aggregate amount of the 2004 Fourth Quarter Distributions to Persons other than the Company or any Company Subsidiary is not more than $10,573,000.

                  (ii)  Operating Partnership Units.

                        (A) As of the date of this Agreement, (1) 1 OP Common Unit owned by the general partner of the Operating Partnership in its capacity as a general partner of the Operating Partnership (the "GP Units"), (2) 26,097,560 OP Common Units in the Operating Partnership owned by limited partners of the Operating Partnership in their capacity as limited partners of the Operating Partnership (the "LP Units"), (3) no Class A OP Preferred Units in the Operating Partnership (the "Class A Preferred Units"), (4) 1,176,040 Class B-1 OP Preferred Units in the Operating Partnership (the "Class B-1 Preferred Units"), (5) no Class D OP Preferred Units in the Operating Partnership (the "Class D Preferred Units") and (6) 2,800,000 Class E Preferred Units (the "Class E Preferred Units") are validly issued and outstanding and are not subject to preemptive rights, and any capital contribution required to be made by the holders thereof has been made.

                  (B) The Company is the sole general partner of the Operating Partnership as of the date of this Agreement and holds (1) 1 GP Unit, representing 100% of the outstanding GP Units in the Operating Partnership, (2) 24,443,680 LP Units, representing approximately 93.7% of the outstanding LP Units, (3) no Class A Preferred Units,
            (4) 1,176,040 Class B-1 Preferred Units, representing 100% of the outstanding Class B-1 Preferred Units and (5) 2,800,000 Class E Preferred Units, representing 100% of the outstanding Class E Preferred Units. Section 4.1(c)(ii)(B) of the Company Parties Disclosure Schedule sets forth the name, number and class of GP Units, LP Units, Class A Preferred Units, Class B-1 Preferred Units and Class E Preferred Units held by each partner in the Operating Partnership.

                  (C) As of the date of this Agreement, 8,423,422 partnership units in Montgomery owned by the general partner of Montgomery in its capacity as general partner of Montgomery (the "Montgomery GP Units") and 1,005,604 partnership units of Montgomery owned by limited partners of Montgomery in their capacity as limited partners of Montgomery ("Montgomery LP Units" and together with the Montgomery GP Units, the "Montgomery OP Units") are validly issued and outstanding and are not subject to preemptive rights, and any capital contribution required to be made by the holders thereof has been made. CV GP L.P., a Delaware limited partnership and a Company Subsidiary, is the sole general partner of Montgomery and, as of the date of this Agreement, holds 8,423,422 Montgomery GP Units, representing 100% of the outstanding Montgomery GP Units. CV Partner Holdings, L.P., a Delaware limited partnership and a Company Subsidiary, as of the date of this Agreement holds 994,326 Montgomery LP Units, representing approximately 98.88% of the outstanding Montgomery LP Units. Section 4.1(c)(ii)(C) of the Company Parties Disclosure Schedule sets forth the name, number and class of Montgomery OP Units held by each partner in Montgomery.

                  (D) Each OP Common Unit and Montgomery LP Unit may, under certain circumstances and subject to certain conditions set forth in the Operating Partnership Agreement and the Second Amended and Restated Agreement of Limited Partnership of Montgomery (the "Montgomery Partnership Agreement"), be redeemed for cash or, at the election of the general partner, in lieu of cash redeemed for Common Shares on a one-for-one basis, subject to certain adjustments set forth in the Operating Partnership Agreement and the Montgomery Partnership Agreement. As of the date of this Agreement, no notice from any holder of Company Shares, OP Common Units or Montgomery LP Units has been received by the Company, the Operating Partnership or Montgomery of the exercise of any of the rights of redemption for cash set forth in this paragraph (D), which are not reflected in this Section 4.1(c)(ii)(D).

                  (iii) Miscellaneous. Except as set forth in Section 4.1(c)(iii) of the Company Parties Disclosure Schedule, no holder of securities in the Company or any Company Subsidiary has any right to have such securities registered by the Company or any Company Subsidiary, as the case may be.

            (d)   Authority; No Violations; Consents and Approval.

                  (i) Each Company Party has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject (A) in the case of the Company solely with respect to the consummation of the REIT Merger, to the receipt of the Company Shareholder Approval and the acceptance for record of the Articles of Merger by the Maryland Department, (B) in the case of the Operating Partnership, solely with respect to the consummation of the OP Merger, to the Operating Partnership Actions and to the acceptance for record of the OP Merger Certificate by the Secretary of State of the State of Delaware and (C) in the case of Montgomery, solely with respect to the consummation of the Montgomery Merger, to the acceptance for record of the Montgomery Merger Certificate by the Secretary of State of the State of Delaware. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Company Party, subject (I) in the case of the Company solely with respect to the consummation of the REIT Merger, to the receipt of the affirmative vote of the holders of Common Shares and Series B-1 Preferred Shares, voting together as a single class, casting at least a majority of the votes entitled to be cast (the "Company Shareholder Approval"), and (II) in the case of the Operating Partnership solely with respect to the consummation of the OP Merger, the requisite approval for the Operating Partnership Actions. The Company Board, at a meeting duly called and held, has, by unanimous vote of its trustees, (i) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company, (ii) approved this Agreement and (iii) recommended that this Agreement be adopted by and the REIT Merger be approved by the holders of Common Shares and Series B-1 Preferred Shares. This Agreement, the REIT Merger and the Subsidiary Mergers and the other transactions contemplated hereby have been approved by the requisite vote of the outstanding units of partnership interest in the Operating Partnership (with respect to the REIT Merger and OP Merger) and in Montgomery (with respect to the REIT Merger and the Montgomery Merger), in each case in accordance with the Operating Partnership Agreement (with respect to the REIT Merger and the OP Merger) and the Montgomery Partnership Agreement (with respect to the REIT Merger and the Montgomery Merger), subject, in the case of the Operating Partnership solely with respect to the consummation of the OP Merger, to the requisite approval for the Operating Partnership Actions. This Agreement has been duly executed and delivered by each Company Party and, subject (1) in the case of the Company solely with respect to the consummation of the REIT Merger, to receipt of the Company Shareholder Approval and (2) in the case of the Operating Partnership solely with respect to the consummation of the OP Merger, the requisite approval for the Operating Partnership Actions, constitute valid and binding obligations of such Company Party, enforceable against such Company Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                  (ii) Except (solely with respect to the consummation of the REIT Merger) for the Company Shareholder Approval, (solely with respect to the consummation of the OP Merger) for the requisite approval for the Operating Partnership Actions or (solely with respect to compensation or benefits) as otherwise set forth in Section 4.1(l)(vi) of the Company Parties Disclosure Schedule, the execution and delivery of this Agreement by each Company Party do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries under, or require the notice, consent or approval of any third party or otherwise result in a material detriment or default to the Company or any of the Company Subsidiaries under, any provision of (A) the Company Charter or the Company Bylaws or any provision of the comparable charter or organizational documents of any of the Company Subsidiaries,
      (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concession, franchise or license applicable to the Company or any of the Company Subsidiaries, or their respective material properties or assets or any guarantee by the Company or any of the Company Subsidiaries of any of the foregoing, (C) any employment, consulting or labor-related agreement or any joint venture or other ownership arrangement of any Company Party, or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.1(d)(ii) are duly and timely obtained or made, the Company Shareholder Approval is obtained and the requisite approval for the Operating Partnership Actions is obtained, any Order or Law applicable to the Company or any of the Company Subsidiaries, or any of their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required by or on behalf of any Company Party in connection with the execution and delivery of this Agreement by such Company Party or the consummation by such Company Party of the transactions contemplated hereby other than: (A) the acceptance for record of the Articles of Merger by the Maryland Department and the filing of the Certificates of Merger with the Secretary of State of the State of Delaware; (B) the filing of the Amended and Restated LP Certificate with the Secretary of State of the State of Delaware; (C) compliance with any applicable requirements of the Securities Act, the Exchange Act, state securities and "blue sky" Laws, or the Takeover Statute; and (D) such other consents, approvals, orders, authorizations, registrations, declarations, filings, permits or actions, the failure of which to obtain would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (e)   SEC.

                  (i) The Company SEC Documents, as of their respective dates or, if amended, as of the date of the last such amendment, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents (including setting forth disclosures required under the Securities Act and the Exchange Act regarding material arrangements, agreements or contracts entered into by the Company or any of the Company Subsidiaries, on the one hand, and any Person who is a current or former officer, trustee, director or Affiliate of the Company or any Company Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate, on the other hand). None of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has no outstanding and unresolved comments from the SEC with respect to any of the Company SEC Documents. The consolidated financial statements of the Company (including the notes thereto) included in the Company SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis during the periods involved (except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the
      SEC) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of the Company and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations and the consolidated statements of cash flows of the Company and the Company Subsidiaries for the periods presented therein. Since January 1, 2002, there has been no material change in the Company's accounting methods or principles that would be required to be disclosed in the Company's financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.

                  (ii) The Company and each of its officers and trustees are in compliance, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act") or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange, Inc. There are no outstanding loans made by the Company or any of the Company Subsidiaries to any executive officer (as defined under Rule 3b-7 under the Exchange Act), trustee or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of the Company Subsidiaries has made any loans to any executive officer, trustee or director of the Company or any of the Company Subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known on a timely basis to the Company's principal executive officer and its principal financial officer by others within those entities; and the Company believes that such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

            (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC since December 31, 2003 and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), (a) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course, (b) there has not been any event or events that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect and (c) neither the Company nor any Company Subsidiary has taken any action that is prohibited by Section 5.1.

            (g) No Undisclosed Material Liabilities. Except as and to the extent disclosed in the Company Filed SEC Documents, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed, reserved against or otherwise provided for (including any liability for breach of Contract, breach of warranty, torts, infringements, claims or lawsuits) other than (i) liabilities or obligations incurred in the ordinary course of business after September 30, 2004, (ii) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to result in liabilities or obligations in excess of $10.0 million, and (iii) fees and expenses actually incurred by the Company Parties in connection with the transactions contemplated hereby.

            (h) No Default. Neither the Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (A) the Company Charter or the Company Bylaws or the comparable charter or organizational documents of any of the Company Subsidiaries, (B) any loan or credit agreement or note, including, but not limited to, any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of the Company Subsidiaries is now a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets is bound, or (C) any Order or Law applicable to the Company or any of the Company Subsidiaries, except, in the case of clauses (B) or (C), for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            (i) Litigation. Except as disclosed in the Company Filed SEC Documents and except for routine litigation arising from the ordinary course of business of the Company and the Company Subsidiaries which is adequately covered by insurance (subject to applicable deductibles or retentions), there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending before any Governmental Entity or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary or their respective assets that would, individually or in the aggregate, reasonably be expected to result in liabilities or obligations in excess of $10.0 million; provided, however, that the existence of any suit, claim, action, proceeding, litigation, arbitration or investigation pending or threatened against or affecting the Company or any Company Subsidiary or their respective assets, trustees, directors, managers or officers arising out of or relating to this Agreement, the Mergers or any other transaction contemplated hereby shall not be deemed to be a breach of this sentence or of Section 4.1(g) and Section 4.1(h). Neither the Company nor any Company Subsidiary is subject to any outstanding Order or Orders. As of the date hereof, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the Company's Knowledge, threatened against the Company or any Company Subsidiary, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of any of the Mergers or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

            (j)   Taxes.

                  (i) Each of the Company and the Company Subsidiaries has timely filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so or otherwise permitted by Law). Each such Tax Return was, at the time filed, true, correct and complete in all material respects. The Company and each Company Subsidiary has paid (or the Company has paid on behalf of such Company Subsidiary), within the time and in the manner prescribed by Law, all Taxes that are due and payable. The most recent financial statements contained in the Company SEC documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve or accrued liabilities or expenses for all Taxes (exclusive of any accrual for "deferred taxes" or similar item that reflects timing differences between tax and financial accounting principles) due and payable by the Company and the Company Subsidiaries as a group for all taxable periods and portions thereof through the date of such financial statements. The Company and the Company Subsidiaries (as a group) have established on their books and records reserves or accrued liabilities or expenses that are adequate for the payment of all Taxes (exclusive of any accrual for "deferred taxes" or similar item that reflect timing differences between tax and financial accounting principles) for which the Company or any Company Subsidiary is liable but are not yet due and payable. Since December 31, 1999, (A) the Company has incurred no liability for any Taxes under Sections 857(b), 860(c) or 4981 of the Code or Internal Revenue Service Notice 88-19 or Treasury Regulation Section 1.337(d)-6 or 1.337(d)-7 (including in the case of each of the foregoing any similar state or local provision), including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and (B) neither the Company nor any Company Subsidiary has incurred any liability for Taxes other than in the ordinary course of business. No deficiencies for Taxes have been asserted or assessed in writing by a Governmental Entity against the Company or any of the Company Subsidiaries, including claims by any Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending.

                  (ii) The Company (A) for each taxable year of the Company's existence through its taxable year ended December 31, 2003, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated consistent with the requirements for qualification and taxation as a REIT for the period from December 31, 2003 through the date hereof, (C) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the Internal Revenue Service to its status as a REIT, and no such challenge is pending, or to the Company's Knowledge, threatened. The nature of the assets of the Company and the Company Subsidiaries (as a group) is such that if (a) the fair market value of all the property of the Company and the Company Subsidiaries is no more than $1,270,000,000,
      (b) the aggregate fair market value of the real property (including interests in real property and interests in mortgages on real property) which is not property described in section 1221(a)(1) of the Code (as such terms are used in section 856 of the Code) owned by them is no less than $1,175,000,000, and (c) the aggregate fair market value of the stock, securities, and real property (including interests in real property and interests in mortgages on real property) which is not property described in section 1221(a)(1) of the Code (as such terms are used in section 856 of the Code) owned by them is no less than $1,255,000,000, then the sale of all of the assets owned by them on the date hereof at their respective fair market values would not cause the Company to fail to qualify as a REIT under Section 856(c)(2) or (3) of the Code if the Company's taxable year ended on the date hereof. Each Company Subsidiary which files Tax Returns as a partnership for federal income tax purposes has since its inception or acquisition by the Company been classified for federal income tax purposes as a partnership or as a disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for federal income tax purposes under Section 7704(a) of the Code. Each Company Subsidiary which is a corporation has been since its formation classified as a qualified REIT subsidiary under Section 856(i) of the Code. Neither the Company nor any Company Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to
      Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Sections 1.337(d)-6 or 1.337(d)-7 (or any similar state or local provision), or (y) that is subject to a consent filed pursuant to
      Section 341(f) of the Code.

                  (iii) As of the date of this Agreement, the Company does not have any earnings and profits attributable to the Company or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

                  (iv) All material Taxes which the Company or the Company Subsidiaries are required by Law to withhold in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no Liens for Taxes upon the assets of the Company or the Company Subsidiaries except for statutory Liens for Taxes not yet due.

                  (v) For periods beginning after December 31, 1997, (a) the Tax Returns of the Company or any Company Subsidiary have not been audited by any taxing authority and (b) there are no audits by and contests with any taxing authority currently being conducted with regard to Taxes or Tax Returns of the Company or any Company Subsidiary and there are no audits pending with or proposed by any taxing authority with respect to any Taxes or Tax Returns of the Company or any Company Subsidiary.

                  (vi) Neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation or sharing agreement.

                  (vii) The Company does not have any liability for the Taxes of any Person other than the Company and the Company Subsidiaries, and none of the Company Subsidiaries have any liability for the Taxes of any Person other than the Company and the Company Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) as a transferee or successor or (C) by contract.

                  (viii) The Company and the Company Subsidiaries have disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

                  (ix) Neither the Company nor any of the Company Subsidiaries has received or is subject to any written ruling of a taxing authority related to Taxes or has entered into any written and legally binding agreement with a taxing authority relating to Taxes.

                  (x) Neither the Company nor any of the Company Subsidiaries has entered into or is subject, directly or indirectly, to any Limited Partner Tax Agreements . The Company and each of the Company Subsidiaries have complied with all material terms of the Limited Partner Tax Agreements. There are no restrictions on the sale, exchange, or other disposition, financing or other transactions applicable to any Company Properties or with respect to any of their respective assets and no obligations to maintain any particular amounts of debt.

                  (xi) None of the Company or any of the Company Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

                  (xii) The Company has the right to make or to require, and, after the Effective Time will continue to have the right to make or to require, each Company Subsidiary that is subject to federal income tax as a partnership to make, in the manner provided in Section 1.754-1(b) of the Treasury Regulations, an election under Section 754 of the Code (and any corresponding elections under state or local tax law) to adjust the basis of its property as provided in Sections 734(b) and 743(b) of the Code.

                  (xiii) Neither the Company nor any Company Subsidiary is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or has "participated" in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 entered into on or after January 1, 2003.

                  (xiv) Notwithstanding anything to the contrary contained herein, all of the representations and warranties contained in this
      Section 4.1(j) have been made by taking into account the tax effects of the Mergers or any related transactions contemplated under this Agreement based on the assumptions that (a) the fair market value of all the property of the Company and the Company Subsidiaries is no more than $1,270,000,000, (b) the aggregate fair market value of the real property (including interests in real property and interests in mortgages on real property) which is not property described in section 1221(a)(1) of the Code (as such terms are used in section 856 of the Code) owned by them is no less than $1,175,000,000, and (c) the aggregate fair market value of the stock, securities, and real property (including interests in real property and interests in mortgages on real property) which is not property described in section 1221(a)(1) of the Code (as such terms are used in section 856 of the Code) owned by them is no less than $1,255,000,000, and the Company Parties shall not be considered to have breached any such representation or warranty solely because a statement contained in such representation or warranty is determined to have been rendered untrue or incomplete by reason of one or more of such assumptions having been incorrect. For the avoidance of doubt, it is provided that this clause (xiv) shall apply for purposes of Section 7.2(a) and the opinion described in Section 7.2(g)(i).

            (k)   Compliance with Applicable Law. Other than matters covered in
Section 4.1(n) (Environmental Matters), each of the Company and the Company Subsidiaries holds all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the "Company Permits"). Each of the Company and the Company Subsidiaries is in compliance, in all material respects, with the terms of the Company Permits. Other than matters covered in Section 4.1(n) (Environmental Matters), the businesses of the Company and the Company Subsidiaries have not been, and are not being, conducted in violation of any Law (including all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health), except to the extent any such violations, individually or in the aggregate, would not be reasonably expected to cause a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or, to the Company's Knowledge, threatened, nor, to the Company's Knowledge, has any Governmental Entity indicated an intention to conduct any such investigation or review.

            (l)   Employee Benefits Plans.

                  (i) Section 4.1(l)(i) of the Company Parties Disclosure Schedule lists each "employee benefit plan" within the meaning of Section 3(3) of ERISA, stock option, stock purchase, stock appreciation rights, stock based, equity, deferred compensation, incentive, bonus, performance award, fringe benefit, change in control, profit sharing, loan, employment, consulting, termination, severance and compensation plan, agreement, policy or arrangement that covers current or former employees, trustees and directors of the Company or any of its Subsidiaries, and is sponsored by the Company, any Company Subsidiary or any ERISA Affiliate for the benefit of current or former employees, trustees and directors of the Company or any Company Subsidiary (each, a "Company

      Benefit Plan"). A copy of each Company Benefit Plan has been made available to Purchaser Parties prior to the date hereof as well as a summary plan description, the most recent determination letter from the IRS for all Benefit Plans qualified under Section 401(a) of the Code, the most recent annual report and all related trust agreements, insurance contracts or other funding arrangements or third party arrangements that implement such Company Benefit Plans. No current or former employee, trustee or director is entitled to receive any benefit or compensation (other than base salary) that is not pursuant to a Company Benefit Plan.

                  (ii) All of the Company Benefit Plans have been administered in all material respects in accordance with their terms and are in substantial compliance with the currently applicable provisions of ERISA, the Code and any other applicable Law. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received determination letters from the Internal Revenue Service, or is entitled to rely on an opinion letter issued to a prototype sponsor, and, to the Knowledge of the Company, there are no circumstances that would reasonably be expected to adversely affect the qualified status of such Company Benefit Plan.

                  (iii) None of the Company Benefit Plans is a plan subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. None of the Company, any of the Company Subsidiaries nor any ERISA Affiliate, has ever sponsored, maintained, contributed to or had any liability with respect to a plan subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. None of the Company, any Company Subsidiary or any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to or has ever maintained or contributed to is or was a party to a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

                  (iv) As of the date hereof, there is no litigation pending or, to the Knowledge of the Company, threatened relating to any Company Benefit Plan. To the Knowledge of the Company, none of the Company, any of its Subsidiaries nor any ERISA Affiliate has engaged in any transactions with respect to any Company Benefit Plan that could subject the Company or any of its Subsidiaries to a material tax or penalty imposed by Section 4975, 4976 or 4980B of the Code or Sections 406, 409 or 502(i) of ERISA.

                  (v) All contributions required to be made by the Company or any of its Subsidiaries under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected in the Company's most recent business financial statements.

                  (vi) Except as set forth on Section 4.1(l)(vi) of the Company Parties Disclosure Schedule, the consummation of the transactions contemplated by this Agreement alone or in combination with another event will not (A) entitle any of the employees of any Company to severance pay,
      (B) accelerate the time of payment or vesting of payment or trigger any payment of compensation or benefits under, increase the amount payable, or trigger any other material obligation pursuant to, any Company

      Benefit Plan (C) result in any breach or violation of, or a default under, or trigger any forfeiture under any Company Benefit Plan or (D) result in any payments under any Company Benefit Plan with respect to which the Company or any of its Subsidiaries may have any liability that would not be deductible under Section 162(m) or Section 280G of the Code.

                  (vii) Neither the Company nor any of the Company Subsidiaries has any obligations to provide health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code, Sections 601 through 608 of ERISA, or similar provision of state or local Law.

                  (viii) The Company hereby certifies that the information set forth in Section 4.1(l)(viii) of the Company Parties Disclosure Schedule is true, accurate and complete in all respects.

            (m) Labor Matters. Except as disclosed in the Company SEC Documents filed on or after January 1, 2003 or as would not constitute a Company Material Adverse Effect:

                  (i) Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no question involving current union representation of employees of the Company or any of the Company Subsidiaries, nor does the Company or any of the Company Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. To the Knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of the Company Subsidiaries. There is no strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, against or involving the Company or any of the Company Subsidiaries.

                  (ii) There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries.

                  (iii) Neither the Company nor any of the Company Subsidiaries, nor their respective employees, agents or representatives, has committed an unfair labor practice. All personnel policies, rules and procedures applicable to employees of the Company and/or each of the Company Subsidiaries are in writing.

            (n)   Environmental Matters.

                  (i) Except as would not reasonably be expected to result, individually or in the aggregate, in liabilities or obligations in excess of $10.0 million, the Company and each Company Subsidiary are in compliance with Environmental Laws, which compliance includes, but is not limited to, the possession by the Company or such Company Subsidiary of all permits and other governmental authorizations required under Environmental Laws, and compliance with the terms and conditions thereof. The Company and each Company Subsidiary have not received any written communication, whether from a Governmental Entity, citizens group, employee or other third party, that alleges that the Company or such Company Subsidiary, as the case may be, is not in such compliance with Environmental Laws.

                  (ii) There is no Environmental Claim that would reasonably be expected to result, individually or in the aggregate, in liabilities or obligations in excess of $10.0 million pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law. To the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that are reasonably likely to form the basis of any such Environmental Claim that would reasonably be expected to result, individually or in the aggregate, in liabilities or obligations in excess of $10.0 million against the Company or any of the Company Subsidiaries or against any Person whose liability for any such Environmental Claim the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law.

                  (iii) To the Knowledge of the Company, none of the Company or any Company Subsidiary is required, by virtue of the transactions contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (A) to perform a site assessment for Materials of Environmental Concern, (B) to remove or remediate Materials of Environmental Concern, (C) to give notice to or receive approval from any governmental authority, or (D) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters.

                  (iv) The Company and all Company Subsidiaries have provided to Acquiror copies of all material reports, evaluations, assessments and analyses of environmental conditions at any property currently or formerly owned, leased or operated by the Company or any Company Subsidiary which reports, evaluations, assessments or analyses are in the possession or custody of the Company or any Company Subsidiary.

            (o)   Properties.

                  (i) (A) The Company or a Company Subsidiary owns fee simple title to, or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of the Company included in the Company SEC Documents and as identified in Section 4.1(o)(i)(A) of the Company Parties Disclosure Schedule (each, a "Company Property" and collectively, the "Company Properties"), which are all of the real estate properties owned or leased by them, free and clear of Liens except for, subject to the provisions of Section 6.12, (1) debt and other matters identified in Section 4.1(o)(i)(A)(1) of the Company Parties Disclosure Schedule, (2) inchoate Liens imposed for construction work in progress (now or at any time prior to closing) or otherwise incurred in the ordinary course of business, (3) mechanics', workmen's and repairmen's Liens (other than inchoate Liens for work in progress), (4) Leases, REAs and all matters disclosed on existing title policies or as would be disclosed on current title reports or surveys (excluding outstanding indebtedness listed in Section 4.1(o)(i)(A)(1) of the Company Parties Disclosure Schedule) and
      (5) real estate Taxes, charges of any nature for public utility services and special assessments as identified in Section 4.1(o)(i)(A)(5) of the Company Parties Disclosure Schedule or adopted subsequent to the date hereof and prior to the Closing; (B) except as would not constitute a Company Material Adverse Effect, none of the Company Properties is subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Company Property Restrictions"), except for (1) Company Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations, (2) Leases on the Rent Roll, REAs and all covenants, restrictions and other matters disclosed on existing title policies or as would be disclosed on current title reports or surveys (excluding outstanding indebtedness listed in Section 4.1(o)(i)(A)(1) of the Company Parties Disclosure Schedule), (3) real estate Taxes, charges of any nature for public utility services and special assessments and (4) service contracts, management agreements, leasing commission agreements and other contractual arrangements relating to the ownership, development or construction of the Company Properties;
      (C) valid policies of title insurance (the "Title Insurance Policies") have been issued insuring the applicable fee simple (or ground leasehold, as applicable) title to each Company Property, the Title Insurance Policies are in full force and effect as of the date hereof and no claim has been made against any Title Insurance Policy; (D) except as would not constitute a Company Material Adverse Effect, there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties (collectively, the "Property Agreements") that has not been obtained and is not in full force and effect; (E) except as would not constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received written notice of, or has any Knowledge of, any violation of any federal, state or municipal Law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity that has not otherwise been resolved; (F) except as would not constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received written notice to the effect, or has any Knowledge, that there are any (1) condemnation or rezoning proceedings that are pending or, to the Knowledge of the Company, threatened with respect to any material portion of any of the Company Properties or (2) zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas; (G) except as would not constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received written notice that it is currently in default or violation of any Company Property Restrictions; and (H) except as would not constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received written notice, and has no Knowledge, that it is currently in default of any material Property Agreements.

                  (ii) Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Company Property complies with the Company Property Restrictions.

                  (iii) Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, all properties currently under development or construction by the Company or any of the Company Subsidiaries and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by the Company or any of the Company Subsidiaries are listed as such in
      Section 4.1(o)(iii) of the Company Parties Disclosure Schedule. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all executory agreements entered into by the Company or any of the Company Subsidiaries which would require payments by the Company or any Company Subsidiary in excess of $500,000, in the aggregate, relating to the development or construction of real estate properties (other than agreements for leases, accounting, legal or other professional services or agreements for material or labor) are listed in Section 4.1(r)(i) of the Company Parties Disclosure Schedule.

                  (iv) Complete, accurate and current copies of (1) all lease documents under which the Company or any Company Subsidiary is the landlord (individually, a "Lease" and collectively, the "Leases") with respect to the Company Properties has been provided or made available to Acquiror, (2) all operation and reciprocal easement agreements or other similar agreements under which the Company or any Company Subsidiary is a party (individually, an "REA" and collectively, the "REAs") with respect to the Company Properties has been provided or made available to Acquiror, and (iii) the rent roll for each of the Company Properties (the "Rent Roll") as of a date not more than 30 days prior to the date of this Agreement has been provided or made available to Acquiror. Except for discrepancies that, either individually or in the aggregate, would not constitute a Company Material Adverse Effect, the information set forth in the Rent Roll is true, correct and complete as of the date thereof. Neither the Company nor any Company Subsidiary, on the one hand, nor any other party, on the other hand, has received written notice that it is in default under any Lease or REA which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

                  (v) Section 4.1(o)(v) of the Company Parties Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of all material leases which have been executed, but are either not yet included on the Rent Roll or relate to property not yet open for business.

                  (vi) Except as set forth in Section 4.1(o)(vi) of the Company Parties Disclosure Schedule, no tenants under any of the Leases or counterparties under any of the REAs have been granted options to purchase or rights of first refusal under their applicable agreements.

                  (vii) The Company and each of the Company Subsidiaries have good and sufficient title to, or is permitted to use under valid and existing leases, all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company as of December 31, 2003, except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all liens and encumbrances, except such as are reflected on the consolidated balance sheet of the Company as of December 31, 2003, and the notes thereto, and except for liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of the Company and the Company Subsidiaries and are not, in the aggregate, material in relation to the assets of the Company on a consolidated basis and except also for such imperfections of title or leasehold interest, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or as would not otherwise constitute a Company Material Adverse Effect.

            (p) Insurance. Section 4.1(p) of the Company Parties Disclosure Schedule lists all Company Insurance Policies. None of the Company Parties is in any material default with respect to its obligations under any Company Insurance Policy, and each such insurance policy is in full force and effect, is in such amounts and against such losses and risks as are consistent with industry practice for companies engaged in businesses similar to those of the Company and each of the Company Subsidiaries (taking into account the cost and availability of such insurance) and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and businesses of the Company and each of the Company Subsidiaries and all premiums due thereunder have been paid. No Company Party has been refused any insurance with respect to its business, properties or assets, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since January 1, 2002. Section 4.1(p) of the Company Parties Disclosure Schedule lists all claims of the Company and each Company Subsidiary related to the business, assets or properties of the Company or such Subsidiary, as the case may be, which are currently pending or which have been made with an insurance carrier since January 1, 2002. Neither the Company nor any of the Company Subsidiaries has received notice of cancellation of any Company Insurance Policy.

            (q) Investment Company Act of 1940. Neither the Company nor any of the Company Subsidiaries is, or at the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

            (r)   Contracts.

                  (i) Section 4.1(r)(i) of the Company Parties Disclosure Schedule lists all Material Contracts (as defined below) of the Company and each Company Subsidiary.

      Each Material Contract is (A) valid, binding and enforceable against the Company or the Company Subsidiary party to such Material Contract and, to the Company's Knowledge, against each other party thereto and (B) in full force and effect and will continue to be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time, except, in each case, where such failure to be so valid, binding and enforceable and in full force and effect would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no defaults or violations under any of the Material Contracts, nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or a default thereunder, except those defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (1) any loan or credit agreement, indenture, pledge agreement, note, security agreement, bond, debenture, mortgage, letter of credit or any other document, agreement or instrument evidencing a capitalized lease obligation or other Indebtedness to any Person, other than Indebtedness in a principal amount less than $1.0 million, applicable to the Company or any of the Company Subsidiaries or their respective material properties or assets, (2) each commitment, contractual obligation, capital expenditure or transaction entered into by the Company or any Company Subsidiary which may result in total payments by or liability of the Company or any Company Subsidiary in excess of $1.0 million, other than leases reflected on
      Section 4.1(o)(v) of the Company Parties Disclosure Schedule, (3) any non-employee commission, management, leasing agent or representative agreement providing for the management, leasing and/or sale of any of the real properties of the Company or any Company Subsidiary, (4) any guaranty, performance, bid or completion bond, or surety or indemnification agreement (excluding any such item between the Company and a Company Subsidiary and other than indemnification agreements described in Section 4.1(r)(iii), (5) any contract of the Company or any Company Subsidiary containing change of control provisions or requiring payment of cash or other consideration following a change of control and (6) any other agreements filed or required to be filed as exhibits to the Company SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17,
      Part 229 of the Code of Federal Regulations.

                  (ii) All mortgages on any of the assets of the Company or the Company Subsidiaries are listed in Section 4.1(r)(ii) of the Company Parties Disclosure Schedule. Except as set forth on Section 4.1(r)(ii)(1) of the Company Parties Disclosure Schedule, the REIT Merger, the OP Merger and the other transactions contemplated by this Agreement will not trigger any due-on-sale or other acceleration provision on any of such mortgages, and will not require the consent of any mortgage lender. Section 4.1(r)(ii)(1) of the Company Parties Disclosure Schedule sets forth the name of each Person entitled to receive any payment in respect of the triggering of any due-on-sale or other acceleration provision under each such mortgage (including any penalties or fees) and the approximate amount of any such payment.

                  (iii) There is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict the Company's or any Company Subsidiary's ability to conduct its business in any location. There are no indemnification agreements entered into by and between the Company, the Operating Partnership or Montgomery, on the one hand, and any director or officer of the Company or any of the Company Subsidiaries, on the other hand.

            (s) Opinion of Financial Advisor. The Company Board has received the written opinion (the "Fairness Opinion") of Legg Mason Wood Walker, Incorporated (the "Company Financial Advisor"), dated December 18, 2004, to the effect that, as of such date, (A) the consideration to be received by holders of the Common Shares pursuant to the Original Agreement is fair to such holders from a financial point of view, (B) the consideration to be received by holders of the OP Common Units is fair to the holders of OP Common Units from a financial point of view and (C) the consideration to be received by holders of the Eligible Montgomery LP Units is fair to the holders of Eligible Montgomery LP Units from a financial point of view. The Company Board has received a letter, dated January 24, 2005, from the Company Financial Advisor to the effect that, subject to the conditions and assumptions referred to therein, the Company Board may continue to rely on the Fairness Opinion as of the date of the letter. To the Knowledge of the Company, the Company Financial Advisor has not withdrawn such opinion or informed the Company Board that it may not rely on such opinion. A copy of the written opinion of the Company Financial Advisor has been delivered to each of the Purchaser Parties.

            (t) Brokers and Finders. Except for the fees and expenses payable to the Company Financial Advisor and Cohen & Steers Capital Advisors LLC (acting as a financial advisor to the Company) (which fees and the engagement letters have been disclosed to Acquiror), no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            (u) Inapplicability of Takeover Statutes and Certain Charter and Bylaw Provisions. The Company has taken all appropriate and necessary actions to exempt the REIT Merger and this Agreement from the restrictions of Subtitles 6 and 7 of Title 3 of the MGCL (the "Takeover Statute"). The Company and the Company Board have taken all appropriate and necessary actions to (A) render any anti-takeover or other provision contained in the Company Charter or Company Bylaws inapplicable to the REIT Merger or either of the Subsidiary Mergers and this Agreement and (B) render inapplicable any and all limitations on ownership of (1) Company Shares as set forth in the Company Charter; (2) the Operating Partnership Units in the Operating Partnership as set forth in the Operating Partnership Agreement and (3) the Montgomery OP Units in Montgomery as set forth in the Montgomery Partnership Agreement. No other "control share acquisition," "fair price" or other anti-takeover regulation enacted under state Laws in the United States applies to this Agreement or any of the transactions contemplated hereby and thereby.

            (v) Information Supplied. None of the written information supplied or to be supplied by the Company or any of its Affiliates or Representatives expressly for inclusion or incorporation by reference in, and which is included or incorporated by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the

Company's shareholders, at the time of the Company Shareholders Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication.

      Section 4.2. Representations and Warranties of the Purchaser Parties, Parent and Parent Trust. Except as set forth in the disclosure schedule delivered by the Purchaser Parties, Parent and Parent Trust to the Company Parties prior to or concurrently with the execution of this Agreement (the "Purchaser Parties Disclosure Schedule"), which Schedule identifies the section to which such exception relates (provided that any disclosure in the Purchaser Parties Disclosure Schedule relating to one section or subsection shall also apply to other sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other sections and subsections), the Purchaser Parties, Parent and Parent Trust represent and warrant to the Company Parties as follows:

            (a) Organization, Standing and Entity Power of each Purchaser Party, Parent and Parent Trust.

                  (i) Acquiror is a Delaware limited partnership duly formed and validly existing under the laws of Delaware and is in good standing in such jurisdiction and has the requisite power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. REIT Merger Sub is a Maryland real estate investment trust duly formed and validly existing under the Laws of the State of Maryland and is in good standing with the Maryland Department and has the requisite trust power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Each of Acquiror Subsidiary, OP Merger Sub and Montgomery Merger Sub is a Delaware limited liability company duly formed and validly existing under the laws of Delaware and is in good standing in such jurisdiction and has the requisite power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Acquiror has made available to the Company complete and correct copies of the certificate of limited partnership and the limited partnership agreement of Acquiror, the declaration of trust and bylaws of REIT Merger Sub and the certificate of formation and limited liability company agreement of each of Acquiror Subsidiary, OP Merger Sub and Montgomery Merger Sub, each of which is currently in full force and effect.

                  (ii) Parent is a corporation duly organized and validly existing under the laws of the Commonwealth of Australia and is in good standing in such jurisdiction. Parent Trust is a trust duly organized and validly existing under the laws of the Commonwealth of Australia and is in good standing in such jurisdiction.

                  (iii) The Assignment and Assumption Agreement will be entered into between REIT Merger Sub and OP Merger Sub prior to the OP Effective Time.

            (b)   Authority; No Violations; Consents and Approvals.

                  (i) Each Purchaser Party and each Parent Party has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Purchaser Party and each Parent Party.

                  (ii) This Agreement has been duly executed and delivered by each Purchaser Party and each Parent Party and constitutes valid and binding obligations of such Purchaser Party and such Parent Party enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                  (iii) The execution and delivery of this Agreement by the Purchaser Parties and each Parent Party do not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of such parties under, or require the notice, consent or approval of any third party or otherwise result in a material detriment or default to such parties under, any provision of (A) such Purchaser Party's or Parent Party's organizational documents, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Purchaser Party or Parent Party or their respective material properties or assets or any guarantee by such Purchaser Party or Parent Party, (C) any joint venture or other ownership arrangement of such Purchaser Party or Parent Party, or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
      Section 4.2(b)(iv) are duly and timely obtained or made, any Order or Law applicable to such Purchaser Party or Parent Party or any of their respective properties or assets.

                  (iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to any Purchaser Party or Parent Party in connection with the execution and delivery by such Purchaser Party or Parent Party of this Agreement or the consummation by such Purchaser Party or Parent Party of the transactions contemplated hereby, other than: (A) the acceptance for record of the Articles of Merger by the Maryland Department and the filing of the Certificates of Merger with the Secretary of State of the State of Delaware; (B) compliance with any applicable requirements of the Securities Act, the Exchange Act, state securities and "blue sky" Laws, or the Takeover Statute; and (C) such other consents, approvals, orders, authorizations, registrations, declarations, filings, permits or actions, the failure of which to obtain would not have or be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

            (c) Brokers. No broker, investment banker or other Person, other than as set forth in Section 4.2(c) of the Purchaser Parties Disclosure Schedule, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Purchaser Party, for which fee or commission the Company or any Company Subsidiary may be liable.

            (d) Information Supplied. None of the written information supplied or to be supplied by Acquiror or any of its Affiliates or Representatives expressly for inclusion or incorporation by reference in, and which is included or incorporated by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the Company's shareholders, at the time of the Company Shareholders Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication.

            (e) Public Filings; Financial Statements. Parent has delivered or made available to the Company a copy of each Parent Document. The consolidated financial statements of the Parent Parties and their controlled entities (as defined by Accounting Standard AASB 1024 "Consolidated Accounts" (such entities, the "Controlled Entities")) (including the notes thereto) included in Section 4.2(e) of the Purchaser Parties Disclosure Schedule were prepared in accordance with generally accepted accounting principles in Australia ("AGAAP") applied on a consistent basis during the periods involved and fairly present, in accordance with AGAAP (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which are material), the consolidated financial position of the Parent Parties and the Controlled Entities, taken as a whole, as of their respective dates and the consolidated statements of operations and the consolidated statements of cash flows of the Parent Parties and the Controlled Entities for the periods presented therein. Since January 1, 2002, there has been no material change in Parent's or Parent Trust's accounting methods or principles that would be required to be disclosed in the consolidated financial statements of the Parent Parties and the Controlled Entities in accordance with AGAAP, except as described in the notes to such financial statements.

            (f) Absence of Certain Changes or Events. Except as disclosed in the Parent Documents filed with the Australian Stock Exchange since December 31, 2003 and delivered or made available to the Company prior to the date of this Agreement, (i) the Parent Parties and the Controlled Entities have conducted their respective businesses only in the ordinary course and (ii) there have not been any event or events that, individually or in the aggregate, has had or could reasonably be expected to have, together with all similar or related facts, events and circumstances, a material adverse effect on the financial condition, business, assets or results of operations of the Parent Parties and the Controlled Entities taken as a whole or on the ability of the Parent Parties to perform their obligations hereunder.

            (g) No Ownership of Company Shares, Operating Partnership Units and Montgomery OP Units. Except as contemplated by Section 3.6(c) and Section 3.7(c), none of the Purchaser Parties, the Parent Parties or any of their respective Affiliates owns, beneficially or of record, any Company Shares, Operating Partnership Units or Montgomery OP Units.

            (h) Financial Ability. The Purchaser Parties will have on the Closing Date, immediately available funds sufficient to consummate the transactions contemplated hereby.

            (i)   REIT Merger Sub.

                  (i) As of the date of this Agreement, the authorized shares of beneficial interest of REIT Merger Sub consist of (A) 93,483,845 REIT Merger Sub Common Shares and (B) 1,235,000 REIT Merger Sub Preferred Shares, all of which have been designated as "9.75% Series B-1 Cumulative Convertible Preferred Shares." As of the date of this Agreement, (1) 1,000 REIT Merger Sub Common Shares are issued and outstanding and (2) no REIT Merger Sub Preferred Shares are issued and outstanding. Except as described in this Section 4.2(i) or contemplated by this Section 4.2(i) or the REIT Merger, no other securities of REIT Merger Sub have been authorized or are issued and outstanding.

                  (ii) The board of trustees of REIT Merger Sub and OP Merger Sub, as the sole shareholder of REIT Merger Sub, will each have approved, prior to the REIT Effective Time, the Plan of Liquidation.

                  (iii) The Plan of Liquidation will have the effect described therein.

      Section 4.3. Representations and Warranties of Purchaser Parties, Parent and Parent Trust with respect to the Guarantee and the Indemnity. Except as set forth in the Purchaser Parties Disclosure Schedule, the Purchaser Parties, Parent, Parent Trust and the Responsible Entity represent and warrant to the Company Parties as follows:

            (a)   Parent.

                  (i) The Board of Directors of Parent has fully and carefully considered the corporate benefit to it of giving the Guarantee and the Indemnity (contained in Section 9.15 of this Agreement) and considers that it is in the interests of and benefits Parent to give the Guarantee and the Indemnity;

                  (ii) Parent has in full force and effect the authorizations necessary for it to give the Guarantee and the Indemnity and to comply with its obligations under this Agreement and exercise its rights under it;

                  (iii) Parent's obligations under the Guarantee and the Indemnity are valid, binding and enforceable against it in accordance with their terms;

                  (iv) The giving of the Guarantee and the Indemnity by Parent complies in all respects with applicable law;

                  (v) Parent does not enter into the Guarantee and the Indemnity in the capacity of a trustee of any trust or settlement;

                  (vi) The giving of the Guarantee and the Indemnity and entering into and performing the related transactions contemplated by this Agreement do not constitute an "insolvent transaction" or "unfair loan" within the meaning of sections 588FC or 588FD respectively of the Australian Corporations Act 2001 (Cwlth); and

                  (vii) The Responsible Entity is solvent at the time of, and will be solvent after giving effect to, the entry into of this Agreement and the transactions contemplated hereby.

            (b)   Parent Trust.

                  (i) The Responsible Entity is the only trustee of the Parent Trust, no action has been taken or proposed to remove it as trustee of that trust or to terminate the Parent Trust and it has power under the constituent documents of that trust (the "Trust Deed"), and has in full force and effect all authorizations necessary, to enter into and comply with its obligations, including the Guarantee and the Indemnity, under this Agreement, and to enable those obligations to be enforced;

                  (ii) The Responsible Entity is not, and never has been, in default under the constituent documents of the Parent Trust, including the Trust Deed, and has the right to be fully indemnified out of the property held on trust by it in connection with the Parent Trust or under the Trust Deed ("Trust Funds") in respect of obligations incurred by it hereunder, including the Guarantee and the Indemnity, and the Trust Funds are sufficient to satisfy that right of indemnity and all other obligations in respect of which the Responsible Entity has a right to be indemnified out of the Trust Funds;

                  (iii) The Responsible Entity and its directors and other officers have complied with their obligations in connection with the Parent Trust;

                  (iv) The Responsible Entity has carefully considered the purpose of this Agreement, including the Guarantee and the Indemnity, and considers that entry into this Agreement and giving the Guarantee and the Indemnity is for the benefit of the beneficiaries and the terms of this Agreement, including the Guarantee and the Indemnity, are fair and reasonable;

                  (v) The Responsible Entity has not exercised any power to release, abandon or restrict any power conferred on it by the trust deed for the Parent Trust;

                  (vi) The entry into, delivery and performance of this Agreement by the Responsible Entity is part of the proper administration of the Parent Trust, is a proper exercise of its fiduciary duties as responsible entity of the Parent Trust, and is for the benefit of the Parent Trust and the beneficiaries of the Parent Trust; and

                  (vii) No direction, instruction or consent required to be given to the Responsible Entity under the trust deed for the Parent Trust or otherwise in respect of its execution, delivery and performance of this Agreement has been withdrawn or revoked.

                                   ARTICLE V

          COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

      Section 5.1. Conduct of Business by the Company and its Subsidiaries.

            (a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (i) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, (ii) use all commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses, (iii) preserve the Company's status as a REIT within the meaning of the Code, and (iv) use all commercially reasonable efforts to keep available the services of its present trustees, officers, managers and employees and preserve its relationships with customers, suppliers, business partners, distributors and others having business dealings with the Company and any of the Company Subsidiaries. The Company Parties shall confer on a regular and frequent basis with Acquiror, report on operational matters and promptly advise Acquiror orally and in writing of any Company Material Adverse Effect or any matter which could reasonably be expected to result in the Company Parties being unable to deliver the certificate described in Section 7.2(c) of this Agreement.

            (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, except as expressly required or permitted in this Agreement or otherwise expressly agreed to in writing by Acquiror, the Company shall not and shall not authorize or commit or agree to, and shall cause the Company Subsidiaries not to (and not to authorize or commit or agree to):

                  (i) (A) declare, set aside or pay any distributions on, or make any other distributions in respect of, any Company Shares or the partnership interests, stock or other equity interests in any Company Subsidiary that is not directly or indirectly wholly owned by the Company, provided, the Company may (i) pay the 2004 Fourth Quarter Distributions,
      (ii) declare and pay regular quarterly cash distributions with respect to the Series B-1 Preferred Shares and the Series E Preferred Shares (and the Operating Partnership and Montgomery may declare and pay the corresponding cash distributions with respect to the Operating Partnership Units and the Montgomery OP Units), and (iii) declare and pay any distribution in respect of Company Shares (and the Operating Partnership and Montgomery may declare and pay the corresponding cash distributions with respect to the Operating Partnership Units and the Montgomery OP Units) that it is required to make by the Code in order to maintain REIT status and those that are sufficient to eliminate any federal tax liability; provided, however, that the declaration and payment of any distribution with respect to Common Shares described in clause (iii) shall reduce the Common Share Merger Consideration (and any declaration and payment of any distribution with respect to the OP Common Units or the Eligible Montgomery LP Units shall reduce the OP Merger Consideration and the Montgomery Merger Consideration, respectively) dollar for dollar and shall be determined by including the REIT Merger Consideration as a distribution qualifying for the dividends paid deduction under Sections 561 and 562 of the Code; (B) reclassify, recapitalize, split, reverse split or combine, exchange or readjust any shares of beneficial interest, stock, partnership interests or other equity interests, or issue (except for the issuance of Common Shares in connection with the redemption of any LP Units or Montgomery LP Units, upon conversion of any Series B-1 Preferred Share or upon any exercise of Company Options) or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, such shares of beneficial interest, stock, partnership interests or other equity interests; or (C) purchase, redeem (except for the redemption of any LP Units or Montgomery LP Units for Common Shares in accordance with their terms) or otherwise acquire any Company Shares or the partnership interests, stock or other equity interests in any Company Subsidiary or any options, warrants or rights to acquire, or security convertible into, Company Shares or the partnership interests, stock or other equity interests in any Company Subsidiary, except with respect to any of the foregoing in connection with satisfying the requirements of
      Section 3.2 or the use of Company Shares to pay the exercise price or Tax withholding obligation upon the exercise of a Company Option or upon the lapse of any restrictions on Common Shares to the extent permissible under the Company Stock Option Plans;

                  (ii) issue, deliver, sell or grant any option or other right in respect of any shares of beneficial interest, stock, any other voting or redeemable securities (including Operating Partnership Units, Montgomery OP Units or other partnership interests) of the Company or a Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except (A) as required under the Operating Partnership Agreement or the Montgomery Partnership Agreement as presently in effect, or (B) in connection with the exercise of outstanding Company Options under the Company Stock Option Plans or the redemption of OP Common Units or Montgomery LP Units for Common Shares pursuant to the terms of such units;

                  (iii) except as necessary to give effect to the transactions contemplated by this Agreement, amend the Company Charter or the Company Bylaws, the Operating Partnership Agreement or the Montgomery Partnership Agreement prior to the Effective Time, provided that any such amendment shall be in a form reasonably satisfactory to Acquiror;

                  (iv) merge, consolidate or enter into any other business combination transaction with any Person;

                  (v) (A) enter into any new commitment obligating the Company or any Company Subsidiary to make capital expenditures or acquire, enter into any option to acquire, exercise an option or other right or election or enter into any commitment or contractual obligation for the acquisition of any personal or real property (each of the foregoing, a "RE Commitment"), other than any RE Commitment referred to in Section

      5.1(b)(v) of the Company Parties Disclosure Schedule, in excess of $2.0 million individually or $10.0 million in the aggregate, provided that on a weekly basis, the Company Parties shall provide Acquiror with notice of any new RE Commitments entered into irrespective of the amount thereof;
      (B) incur additional Indebtedness (secured or unsecured) under the Existing Credit Facility, provided that any Indebtedness incurred under this clause (B) shall only be used by the Company or a Company Subsidiary to fund capital expenditures set forth on Section 5.1(b)(v) of the Company Parties Disclosure Schedule (or otherwise agreed to in writing by Acquiror), make interest payments or dividends in the ordinary course of business of the Company or a Company Subsidiary, or pay trade payables and other debts incurred in the ordinary course of business of the Company or a Company Subsidiary; provided, further, that no Indebtedness incurred under this clause (B) shall be used to fund or otherwise make payments to Representatives of the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement without the prior written consent of Acquiror; (C) except as permitted by the immediately preceding clause (B), incur additional Indebtedness (secured or unsecured) in excess of $1.0 million, except refinancings or extensions of existing Indebtedness in an amount not to exceed the amount refinanced or extended, or prepay or amend any existing Indebtedness irrespective of the amount thereof; provided that the Company Parties shall provide Acquiror with prompt notice of any refinancings, extensions or amendments of existing Indebtedness permitted hereunder; provided, however, that the Company Parties may make reasonable modifications to existing Indebtedness in connection with obtaining any consent, approval or waiver required pursuant to the terms of this Agreement as long as Acquiror has had the opportunity to review and comment upon any such consent, approval or waiver; or (D) enter into, amend or modify in any material way or terminate any lease, provided that any Company Party may enter into a new lease with respect to 5,000 square feet or less of space in the ordinary course of business of such Company Party without the prior written consent of Acquiror, provided that such Company Party shall promptly provide Acquior with notice of entry into any such new lease and an executed copy of such lease;

                  (vi) sell, mortgage, subject to Lien or otherwise dispose of or agree to do any of the foregoing with respect to any of the Company Properties, except those that are disclosed in Section 5.1(b)(vi) of the Company Parties Disclosure Schedule;

                  (vii) sell, lease, mortgage, subject to Lien or otherwise dispose of or agree to do any of the foregoing with respect to any of its personal or intangible property in excess of $1.0 million, individually or in the aggregate;

                  (viii) except as set forth in Section 5.1(b)(viii) of the Company Parties Disclosure Schedule, guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or make any investments in any other Person in excess of $500,000 other than a Company Subsidiary;

                  (ix) make or rescind any election relating to Taxes unless the Company reasonably determines, after prior consultation with Acquiror, that such action is (A) required by Law; or (B) necessary or appropriate to preserve the Company's status as a REIT or the partnership status of the Operating Partnership or any other Company Subsidiary which files Tax Returns as a partnership for federal tax purposes;

                  (x) (A) change any of its methods, principles or practices of accounting in effect other than as required by any changes in GAAP after the date hereof, provided that Acquiror receives notice of any required changes; or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes;

                  (xi) except as set forth in Section 5.1(b)(xi) of the Company Parties Disclosure Schedule, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, share option or similar plan, make any new grants under any Company Stock Option Plan, amend any Company Benefit Plan, or enter into or amend any employment agreement or similar agreement or arrangement or grant or become obligated to grant any increase in the compensation of officers or employees, except such changes as are required by Law or which are not more favorable to participants than provisions presently in effect; or terminate the employment of any key employee, take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan;

                  (xii) settle or compromise any material litigation, including, without limitation, any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or waive, release or assign any material rights or claims;

                  (xiii)except as set forth in Section 5.1(b)(xiii) of the Company Parties Disclosure Schedule and excluding the matters covered by
      Section 5.1(b)(xi) above, enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates of the Company (other than agreements with Company Subsidiaries) or, as of the date of this Agreement, are employees, officers, trustees, partners or directors of the Company or any Company Subsidiary;

                  (xiv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of the Company Subsidiaries;

                  (xv) fail to use its commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses;

                  (xvi) (A) materially amend or terminate, or waive compliance with the terms of or breaches under any Material Contract, or (B) fail to comply, in any material respect, with the terms of any Material Contract, or (C) enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.1(r)(i) of the Company Parties Disclosure Schedule;

                  (xvii) fail to use its commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of the Company or any Company Subsidiary;

                  (xviii) take any action that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company Parties set forth in this Agreement becoming untrue in any material respect or (B) any of the conditions specified in Section 7.1 or
      7.2 not being satisfied; and

                  (xix) agree in writing or otherwise to take any action inconsistent with any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

      Section 6.1. Access to Information; Confidentiality. The Company shall, and shall cause each of the Company Subsidiaries to, afford to Acquiror, any of its investors and financing sources and their respective officers, employees, consultants, accountants, counsel, agents and other Representatives reasonable access to all of the properties, books, contracts, commitments, personnel and records of the Company and such Company Subsidiaries (including, without limitation, Tax Returns filed and those in preparation, workpapers and other items relating to Taxes; Company Insurance Policies; and environmental investigations, studies, tests, reviews or other written analyses within the possession or control of the Company or any of the Company Subsidiaries in relation to any property or facility now or previously owned, leased or operated by the Company or any of the Company Subsidiaries), and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Acquiror (a) a copy of each report, schedule, registration statement and other document prior to its filing pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Acquiror may reasonably request. All such information shall be kept confidential in accordance with the terms of the Confidentiality Agreements.

      Section 6.2. Commercially Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchaser Parties and the Company Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to Closing applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the REIT Merger, the OP Merger, the Montgomery Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the preparation and making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain all necessary approvals, waivers or exemptions from any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties, including the consents, approvals, waivers or exemptions set forth on Schedule 7.2(e) hereof; and (iii) the execution and delivery of any additional documents or instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and to effectuate the Partnerships Amendments described in this Section 6.2(a). In addition, prior to the Closing, the Company shall use its commercially reasonable efforts to, or cause one or more of the Company Subsidiaries to, acquire, repurchase or otherwise redeem (or otherwise enable a designee of Acquiror to acquire or purchase) the equity interests of the Persons identified on Schedule 6.2(a) hereto in the entities set forth opposite the name of such Persons on Schedule 6.2(a) hereto, on terms and conditions set forth on Schedule 6.2(a) hereto or such other terms and conditions as may be reasonably requested by Acquiror, pursuant to agreements and other documentation reasonably satisfactory to Acquiror. Each of the parties hereto shall furnish to the other parties such necessary and reasonable assistance as such other party may reasonably request in connection with the foregoing. Prior to the consummation of the OP Merger, the Operating Partnership shall take all actions necessary or appropriate (including obtaining the requisite approval or consents of holders of the LP Units) to amend the Operating Partnership Agreement to permit the withdrawal of the Company as the general partner of the Operating Partnership and the admission of a new general partner of the Surviving OP Partnership pursuant to the OP Merger as contemplated by Section 3.6(c) (the "Operating Partnership Actions"). Immediately following the OP Effective Time and prior to the REIT Effective Time, the Surviving OP Partnership shall amend and restate the Surviving OP Agreement in a form reasonably satisfactory to Acquiror (the foregoing amendments and restatements collectively referred to as the "OP Partnership Amendments") to, among other things, remove any restriction on the consummation of the REIT Merger as contemplated herein. Immediately following the Montgomery Effective Time and prior to the REIT Effective Time, the Surviving Montgomery Partnership shall amend and restate the Surviving Montgomery Agreement in a form reasonably satisfactory to Acquiror (the "Montgomery Partnership Amendments," and together with the OP Partnership Amendments, the "Partnerships Amendments") to, among other things, remove any restriction on the consummation of the REIT Merger as contemplated herein. At Acquiror's request, upon reasonable notice, the Company Parties shall provide reasonable assistance to Acquiror and its Affiliates in obtaining the Acquisition Financing (including by participating in meetings, due diligence sessions and the preparation of presentation materials, bank book and similar documents and the execution and delivery of financing documents and other requested certificates or documents). From the date of this Agreement through the Effective Time, the Company shall timely file, or cause to be filed, with the SEC all Company SEC Documents required to be so filed by applicable Law.

            (b) From time to time prior to the Effective Time, (i) the Company shall notify Acquiror with respect to any matter hereafter arising or any information obtained after the date hereof which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Parties Disclosure Schedule and (ii) Acquiror shall notify the Company with respect to any matter hereafter arising or any information obtained after the date hereof which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Purchaser Parties Disclosure Schedule. For purposes of determining the accuracy of any representation or the satisfaction of the conditions to the consummation of the transactions contemplated hereby, no such supplement, amendment or information provided by either the Company or Acquiror shall be considered.

      Section 6.3.Tax Treatment.

            (a) Unless required by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to the Purchaser Parties and the Company), the Company Parties shall not take or omit to take any action, or permit any status to exist, prior to the Effective Time, that would or may jeopardize, or that is inconsistent with, the Company's status as a REIT under the Code or the status of the Operating Partnership or any applicable Subsidiary of the Company as a partnership for purposes of Taxes for any period.

            (b) The parties hereto shall treat the Mergers for all income tax purposes as a taxable purchase of assets by Acquiror in exchange for the Merger Consideration, and a liquidating distribution of the REIT Merger Consideration to the shareholders of the Company within the meaning of Section 562(b)(1) of the Code, including filing the Company's final Tax Returns consistent with such treatment, and no party shall take any position inconsistent with such treatment. This Agreement shall constitute the Company's plan of liquidation within the meaning of Section 562(b)(1) of the Code and, prior to the date on which the REIT Effective Time shall occur, the Company Board shall adopt this Agreement as such a plan of liquidation.

      Section 6.4. No Solicitation.

            (a) The Company shall, and shall cause its Affiliates, Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, "Representatives") to, immediately cease and cause to be terminated immediately any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal. The Company shall not, and shall cause its Affiliates, Subsidiaries and its and their respective Representatives not to, (i) directly or indirectly solicit, initiate, encourage or take any other action to knowingly facilitate (including by way of furnishing or disclosing information) any Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or which is intended to or which would reasonably be expected to result in the abandonment, termination or failure to consummate of, any of the Mergers or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal, or (iv) grant any waiver or release under any standstill or any similar agreement with respect to any class of the equity securities of the Company, the Operating Partnership or Montgomery; provided, however, that at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written unsolicited Takeover Proposal received after the date hereof that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to result in a Superior Proposal, and which Takeover Proposal was not, directly or indirectly, the result of a breach of this Section 6.4 or the Exclusivity Agreement, the Company may, if the Company Board determines in good faith (after consulting with outside counsel) that it is required to do so in order to comply with its duties under applicable Law, and subject to compliance with Section 6.4(c), (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement that contains terms and conditions not less restrictive of such Person than the Confidentiality Agreements; provided that all such information has previously been provided to Acquiror or is provided to Acquiror prior to or concurrently with the time it is provided to such Person and (B) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

            (b) The Company shall provide Acquiror with prompt written notice of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be at least 12 hours prior to such meeting).

            (c)   Neither the Company Board nor any committee thereof shall (i)
(A) withdraw (or modify in a manner adverse to Acquiror), or propose to withdraw (or modify in a manner adverse to Acquiror), the approval, recommendation or declaration of advisability by such Board or any such committee thereof of, this Agreement, any of the Mergers or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in and as permitted by Section 6.4(a)) (an "Acquisition Agreement") or which is intended to or which could reasonably be expected to result in the abandonment, termination or failure to consummate any of the Mergers or any other transaction contemplated by this Agreement. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Company Board may make a Company Adverse Recommendation Change in response to a Superior Proposal if the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that it is required to do so in order to comply with its duties under applicable Law; provided, however, that (A) no Company Adverse Recommendation Change shall be made until after the fifth (5th) Business Day following Acquiror's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Acquiror that the Company Board intends to take such action and the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Company Board (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five (5) Business

Day period) and representing that the Company has complied with this Section 6.4, (B) during such five (5) Business Day period, the Company, if requested by Acquiror, shall negotiate with Acquiror in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and the REIT Merger and not make a Company Adverse Recommendation Change and (C) the Company shall not make a Company Adverse Recommendation Change if, prior to the expiration of such five
(5) Business Day period, Acquiror delivers a proposal to adjust the terms and conditions of this Agreement that the Company Board determines in good faith (after consultation with its financial advisors) causes the Takeover Proposal, after giving effect to the payment of the Termination Fee set forth in Section 8.4, to no longer be a Superior Proposal.

            (d) The Company agrees, that in addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 6.4, promptly on the date of receipt thereof, the Company shall advise Acquiror in writing of any request for information or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal and the terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations (including the identity of the Person making such Takeover Proposal) and the Company shall promptly provide to Acquiror copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall keep Acquiror reasonably informed of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep Acquiror reasonably informed of any information requested of or provided by the Company and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

            (e) Nothing contained in this Section 6.4 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act, although compliance by the Company with such obligations shall not relieve the Company of any of its obligations under the provisions of Section 6.4(c).

      Section 6.5. Certain Litigation. The Company shall promptly advise Acquiror orally and in writing of any litigation commenced after the date hereof against the Company, the Operating Partnership, Montgomery or any trustees, managers or directors of any of them by any shareholder of the Company or any holder of OP Common Units or any holder of Montgomery LP Units, as the case may be (collectively, the "Shareholder Litigation") relating to this Agreement, any of the Mergers and/or the other transactions contemplated hereby and shall keep Acquiror fully informed regarding any Shareholder Litigation. The Company Parties shall give Acquiror the opportunity to consult with the Company Parties regarding the defense or settlement of any such Shareholder Litigation, shall give due consideration to Acquiror's advice with respect to such Shareholder Litigation and shall not settle any such Shareholder Litigation without the prior written consent of Acquiror, which consent shall not be unreasonably withheld or delayed. In addition, the Company shall not cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose any of the Mergers and shall cooperate with Acquiror, REIT Merger Sub, OP Merger Sub and Montgomery Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Mergers.

      Section 6.6. Notification of Certain Matters. The Company shall give prompt written notice to Acquiror of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or
(b) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) untrue in any material respect as of the Closing Date; provided, however, that the delivery of notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to Acquiror.

      Section 6.7. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

      Section 6.8. Employee Matters.

            (a) Except as set forth in Section 6.8(a) of the Company Parties Disclosure Schedule, prior to the Effective Time, the Company shall use its commercially reasonable efforts to cause each officer, trustee, director or employee who has any outstanding loan from, or other debt obligations to, the Company or any of its Subsidiaries, for any purpose, to repay such loan in accordance with the terms thereof; provided, however, that the Acquiror and its Affiliates shall permit loans with respect to the Company's 401(k) plan to be repaid by Covered Employees in accordance with the same terms as applied to such loans prior to the Effective Time.

            (b) The Company and each Company Subsidiary shall take all actions as may be necessary under the Company Stock Option Plans to effect the cancellations described in Section 3.2 and shall comply with any requirements regarding tax withholding in connection therewith. In addition to the foregoing and subject to the terms of the Company Stock Option Plans and applicable Law, the Company and its Subsidiaries shall take all actions necessary to cause the Company Stock Option Plans to be terminated at or prior to the Effective Time, and to satisfy Acquiror that no holder of Company Options or other awards under such Company Stock Option Plans or participant in the Company Stock Option Plans, will have any right to acquire any interest in Acquiror or any Affiliate or Subsidiary of Acquiror as a result of the exercise of Company Options or other awards or rights pursuant to the Company Stock Option Plans at or after the Effective Time.

            (c) After the Effective Time, Acquiror shall cause the Surviving Entity to continue to employ all employees of the Company and the Company Subsidiaries who were employed immediately before the Effective Time ("Covered Employees"), with no reductions in base salary for a period of twelve (12) months after the Closing Date and with employee benefits satisfying the requirements of Section 6.8(d); provided, however, that Acquiror shall retain the right to terminate the employment of any employee of the Surviving Entity or its Subsidiaries at any time after the Closing.

            (d) Acquiror shall provide, or cause the Surviving Entity to provide, all Covered Employees, for at least twelve (12) months after the Closing Date, with employee benefits that in the aggregate are no less favorable than the benefits provided to such Covered Employees immediately prior to the Closing (not including in the calculation of such benefits, any cash bonus or equity awards), and Acquiror shall give, and shall cause the Surviving Entity to give, each of those Covered Employees past service credit (to the extent such service was generally recognized under a Company Benefit Plan prior to the Closing Date) (i) for purposes of eligibility and vesting under all employee benefit plans for employees of Acquiror (except benefit accrual under any defined benefit plan) at or after the Closing and (ii) for all purposes (including the amount of benefits) under the severance, vacation, and sick pay policies of Acquiror. Notwithstanding the foregoing, nothing contained in this Agreement or otherwise shall require the Company to continue any Company Benefit Plan or prevent the amendment, modification or termination thereof at any time following the Closing.

            (e) After the Effective Time, Acquiror shall provide, or cause the Surviving Entity to provide, all Covered Employees (and their dependents upon payment of premium for dependents by such Covered Employee) with medical and dental benefit coverage under the plans maintained by the Company and the Company Subsidiaries or plans maintained by Acquiror or its affiliate. Subject to the approval of any insurance carrier and to the extent consistent with the terms of such plans, Acquiror and the Surviving Entity shall cause such plan(s) to waive any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under the employee's current company provided medical plan and to credit or otherwise consider any deductibles or co-pays paid under the Company's or a Subsidiary's medical plan by Covered Employees (or their dependents) prior to the Closing Date toward any deductibles, co-pays or other maximums under its plan(s) during the plan year during which the Closing Date occurs. Acquiror shall be responsible for satisfying its obligations under section 601 et seq. of ERISA and section 4980B of the Code to provide continuation coverage ("COBRA") to any Covered Employee in accordance with law. Acquiror shall provide COBRA coverage to any employees of the Company and Subsidiaries not employed by Acquiror on the Closing Date (and to any former employees of the Company or any of the Company and Subsidiaries being provided COBRA coverage by the Subsidiaries on the Closing Date) to the extent required by COBRA.

            (f) Effective as of the Closing, Acquiror shall, or shall cause the Surviving Entity to, recognize all accrued vacation pay balances ("Accrued Vacation") of Covered Employees and to recognize such employees' service with the Company for purposes of vacation pay accrual under Acquiror's policies or the Surviving Entity's policies regarding vacation pay. Acquiror shall, or shall cause the Surviving Entity to, allow all Covered Employees to utilize Accrued Vacation for a period of twenty-four (24) months, subject, for employees not parties to an employment agreement with the Company, to a five (5) day annual maximum for vacation carryovers under Acquiror's vacation policies. For purposes of determining the sick leave entitlement of each Covered Employee, Acquiror shall, or shall cause the Surviving Entity to, recognize that Covered Employee's service prior to the Closing Date that was recognized by the Company in determining sick leave entitlement.

            (g) Absent advance written permission by the Company, the Acquiror and its Affiliates shall not communicate with any employees of the Company or the Company

Subsidiaries regarding the possible terms of such employees' employment or any benefits or other compensation to which they may become entitled following the Closing Date.

      Section 6.9. Indemnification.

            (a) From and after the Effective Time, the Surviving Entity shall maintain exculpation and indemnify and hold harmless, to the fullest extent permitted under applicable Law, in accordance with any indemnity agreements of the Company (the "Company Indemnity Agreements"), the Company Charter, the Company Bylaws or similar organizational documents of any Company Subsidiary and the Company Benefit Plans, in each case as in effect on the date of this Agreement, (and the Surviving Entity shall also advance attorneys' fees and expenses as incurred; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former trustee, director, officer, general partner, managing member, manager or fiduciary of the Company or any Company Subsidiary (in their capacities as such, and not as shareholders, optionholders or unitholders of the Company or a Company Subsidiary) (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, demand, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the later of the Effective Time or the Liquidation Effective Time (including the transactions contemplated hereby) and such obligation shall continue in full force and effect until the expiration of the applicable statute of limitations.

            (b) For a period of six (6) years from the Effective Time, the Surviving Entity shall maintain in effect the Company's current trustees', directors' and officers' liability insurance ("T&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the T&O Insurance (a complete and accurate copy of which has been heretofore delivered to Acquiror), on terms with respect to the coverage and amounts no less favorable than those of the T&O Insurance in effect on the date of this Agreement; provided, however, that the Surviving Entity may substitute therefor policies of the Surviving Entity containing terms with respect to coverage and amounts no less favorable to such trustees and officers; provided, further, however, that in satisfying its obligations under this
Section 6.9(b), the Surviving Entity shall not be obligated to pay annual premiums at a rate in excess of 200% of the rate of the Company's annual premium for coverage for its current fiscal year (which premiums the Company represents and warrants to be $237,600 in the aggregate), it being understood and agreed that Acquiror shall nevertheless be obligated to provide such coverage as may be obtained for such annual 200% amount.

            (c) If the Surviving Entity or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Entity shall assume all of the obligations of the Surviving Entity set forth in this Section 6.9.

            (d) The rights of each Indemnified Party under this Section 6.9 shall be in addition to any right such Person might have under the Company Charter, Company Bylaws or similar organizational documents of any Company Subsidiary and the Company Benefit Plans, or under any agreement of any Indemnified Party with the Company or any Company Subsidiary. The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

      Section 6.10. Company Shareholders Meeting; Proxy Statement.

            (a) The Company shall, as promptly as reasonably practicable following the execution of this Agreement, establish a record date for, duly call, and give notice of, the special meeting of the shareholders of the Company to be held to consider the approval of this Agreement and the REIT Merger (the "Company Shareholders Meeting") and mail the Proxy Statement to the Company's shareholders. Subject to Section 6.4(c) and Section 6.4(e), the Company shall, through the Company Board, recommend to its shareholders adoption of this Agreement and the approval of the REIT Merger and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this
Section 6.10(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or
(ii) the withdrawal or modification by the Company Board or any committee thereof of the Company Board's or such committee's approval or recommendation of this Agreement, the REIT Merger or the other transactions contemplated by this Agreement.

            (b) As promptly as practicable after the execution of this Agreement, but in no event later than ten (10) Business Days after the date of this Agreement, the Company shall prepare and the Company shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") in a form reasonably satisfactory to Acquiror. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, and shall provide Acquiror with reasonable opportunities to review and comment on the Proxy Statement. Each of Acquiror and the Company shall furnish all information concerning it and its Subsidiaries or Affiliates as may reasonably be requested by the other party in connection with the preparation of the Proxy Statement.

            (c) The Company shall notify Acquiror promptly after receipt by the Company of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Proxy Statement. The Company shall supply Acquiror with copies of all correspondence between the Company or any of its representatives and the SEC with respect to the Proxy Statement. If at any time prior to the Effective Time, any event shall occur relating to the Company or any of its Subsidiaries or any of their respective officers, trustees, directors or Affiliates which should be described in an amendment or supplement to the Proxy Statement, the Company shall inform Acquiror promptly after becoming aware of such event. If at any time prior to the Effective Time, any event shall occur relating to Acquiror or any of its Subsidiaries or any of their respective officers, directors or Affiliates which should be described in an amendment or supplement to the Proxy Statement, Acquiror shall inform the Company promptly after becoming aware of such event. Whenever the Company learns of the occurrence of any event which should be described in an amendment of, or supplement to, the Proxy Statement, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the SEC and, if required by applicable Law, disseminated to the persons and in the manner required. The Company shall mail the Proxy Statement to its shareholders within the time period specified in
Section 6.10(a) and shall convene and hold the Company Shareholders Meeting no later than twenty (20) Business Days after the mailing of the Proxy Statement.

      Section 6.11. Certain Resignations. The Company shall cause to be delivered to Acquiror the resignations of all of the trustees and directors (and comparable managers, officers and other personnel requested by Acquiror) of the Company and each Company Subsidiary (the "Company Parties Resignations"), each to be effective upon the consummation of the Mergers.

      Section 6.12. Title Defects. If any Title Insurance Policy shows title defects which would be reasonably expected to cause an Acquiror Material Adverse Effect on the ability to generate revenue at the Property as presently constructed or the inability of Acquiror to provide a first priority mortgage lien on the Company Property (a "Major Title Defect"), and Acquiror has delivered to the Company and its counsel an itemized written notice of such Major Title Defects ("Acquiror's Title Notice") within thirty (30) Business Days after the receipt of such Title Insurance Policy, then the Company or Company Subsidiaries shall, within ten (10) calendar days after receipt of Acquiror's Title Notice (the "Cure Period"), begin the process to cure the Major Title Defects identified in Acquiror's Title Notice and to continue to diligently prosecute such cure until such Major Title Defect is removed from title; provided, however, that if such Merger Title Defect has not been cured, notwithstanding such diligence prosecution by the date for Closing, prescribed by this Agreement, the Company shall have no obligation to complete such cure and the failure to cure shall not constitute a breach of the foregoing representation and warranty, unless the cost to cure the Merger Title Defect could reasonably be expected to exceed $1,000,000 and is capable of being cured for financial consideration.

      Section 6.13. Financing. As soon as reasonably practicable after the date hereof and in any event not later than five (5) Business Days prior to the Closing, the Purchaser Parties shall deliver to the Company copies of executed equity and debt commitment letters (or other evidence reasonably satisfactory to the Company) pursuant to which the investors, lenders or other(s) party thereto have agreed, in accordance with the terms set forth therein, to the Company, to provide the Purchaser Parties with funds necessary to consummate the transactions contemplated hereby.

      Section 6.14. Liquidation of REIT Merger Sub.

            (a) REIT Merger Sub covenants to the Company that, prior to the OP Effective Time, it will adopt a plan of liquidation in substantially the form attached as Exhibit B hereto (the "Plan of Liquidation") and submit the Plan of Liquidation for approval to the sole shareholder of REIT Merger Sub, and will, upon the requisite shareholder approval, implement the liquidation, dissolution and winding up of the REIT Merger Sub in accordance with the terms of the Plan of Liquidation. OP Merger Sub, as the sole shareholder of REIT Merger Sub, covenants to the Company that it will approve the Plan of Liquidation prior to the OP Effective Time.

            (b) Pursuant to the Plan of Liquidation, (i) upon its liquidation, REIT Merger Sub will pay to holders of New Series B-1 Preferred Shares a liquidation preference of $25.00 per share (plus all accrued but unpaid distributions (whether or not declared) as of the effective time of the liquidation of REIT Merger Sub) (the aggregate of such amounts herein referred to as the "New Preferred B-1 Liquidation Preference"), and (ii) prior to the OP Effective Time, OP Merger Sub and REIT Merger Sub shall execute the Assignment and Assumption Agreement providing for the assignment of all of the assets of the Surviving Entity to, and assumption of all of the liabilities of the Surviving Entity by, OP Merger Sub.

            (c) Immediately following the Liquidation Effective Time, (i) the share transfer books of the Surviving Entity shall be closed and there shall be no registration of transfers of any New Series B-1 Preferred Shares that were outstanding immediately prior to the Liquidation Effective Time (except transfers permitted by operation of Law or by will), (ii) the Surviving Entity shall deposit the New Preferred B-1 Liquidation Preference with the Paying Agent, and (iii) for administrative convenience only, notwithstanding anything to the contrary in this Agreement, holders of Preferred B Certificates shall receive, in lieu of the Preferred B Merger Consideration, the New Preferred B-1 Liquidation Preference upon surrender of their Preferred B Certificates (or any replacement therefor issued pursuant to Section 3.1(b)(ii)); provided, further, that the Preferred B Liquidation Preference shall only be paid to the Person in whose name the surrendered Preferred B Certificate (or such replacement therefor) is registered.

      Section 6.15. Covenants of the Responsible Entity. The Responsible Entity hereby covenants and agrees:

            (a) to do anything a Company Party reasonably requests, at such Company Party's expense, including obtaining consents, signing and producing documents, producing receipts and getting documents completed and signs, to the extent necessary to bind the Responsible Entity under this Agreement;

            (b) at a Company Party's request and subject to applicable Law, to exercise its right of indemnity from the Trust Fund in respect of obligations incurred by it under this Agreement;

            (c) to comply with its obligations as responsible entity and trustee of the Parent Trust;

            (d)   not to do anything which:

                  (i) effects or facilitates its retirement, removal or replacement as trustee and responsible entity of the Parent Trust;

                  (ii) could restrict its right of indemnity from the Trust Fund in respect of obligations incurred by it under this Agreement;

                  (iii) could restrict or impair its ability to comply with its obligations under this Agreement; or

                  (iv) effects or facilitates the termination of the Parent Trust, the variation of its constituent documents in a manner adverse to the interests of the Company Parties, the resettlement of the Trust Fund or anything which could result in the Trust Fund being mixed with other property; and

            (e) to notify the Company Parties of anything that occurs or fails to occur which would mean that it could not truthfully repeat all of its representations and warranties at any time by reference to the current circumstances;

provided, that from and after the REIT Effective Time, references to "Company Party" or "Company Parties" in this Section 6.15 shall be deemed to refer to "Beneficiary" or "Beneficiaries."

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

      Section 7.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers are subject to the satisfaction or waiver (a permitted by applicable Law) at or prior to the OP Effective Time, the Montgomery Effective Time or the REIT Effective Time, as the case may be, of the following conditions:

            (a)   The Company Shareholder Approval shall have been obtained.

            (b) All necessary consents and approvals of any Governmental Entity required for the consummation of the transactions contemplated by this Agreement shall have been obtained, including consents and approvals relating to antitrust, competition, trade or other regulatory matters.

            (c) No Law or Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of any of the Mergers shall be in effect; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such Order and to appeal as promptly as possible any Order that may be entered.

      Section 7.2. Conditions to the Obligation of the Purchaser Parties to Effect the Mergers. The obligations of the Purchaser Parties to effect the Mergers are further subject to satisfaction or waiver (as permitted by applicable Law) at or prior to the OP Effective Time, the Montgomery Effective Time or the REIT Effective Time, as the case may be, of the following conditions:

            (a) The (i) representations and warranties of the Company Parties contained herein shall be true and correct as of the date of this Agreement, and
(ii) the representations and warranties of the Company Parties that are qualified as to materiality shall be true and correct (and any such representations and warranties that are not so qualified shall be true and correct in all material respects) as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date; provided, however, that in the case of Section 4.1(j)(ii)(A), December 31, 2004 shall replace December 31, 2003).

            (b) Each of the Company Parties shall have performed or complied with, in all material respects, each of its agreements, obligations, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the OP Effective Time, the Montgomery Effective Time and the REIT Effective Time.

            (c) The Purchaser Parties shall have received a certificate, signed by a senior executive officer of the Company, certifying as to the matters set forth in Sections 7.2(a) and 7.2(b).

            (d) Since the date of this Agreement there shall not have occurred any event or events that would constitute a Company Material Adverse Effect.

            (e) Acquiror shall have received evidence, in form and substance satisfactory to it, that the Company Parties shall have obtained all material consents, approvals, authorizations, qualifications and Orders of third parties required in connection with this Agreement and the transactions contemplated hereby, including the consents, approvals, authorizations, qualifications and Orders set forth on Schedule 7.2(e) hereto.

            (f) There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity: (i) challenging the acquisition by Acquiror of any Company Shares or the acquisition by OP Merger Sub of any Operating Partnership Units or the acquisition by Montgomery Merger Sub of any Montgomery OP Units, seeking to restrain or prohibit the consummation of any of the Mergers, or seeking to place limitations on the ownership of Company Shares (or the membership units of the Surviving Entity) by Acquiror, the ownership of Operating Partnership Units (or the partnership interests in the Surviving OP Partnership) by OP Merger Sub or the ownership of Montgomery OP Units (or the partnership interests in the Surviving Montgomery Partnership) by Montgomery Merger Sub or seeking to obtain from the Company Parties or the Purchasing Parties any damages that are material in relation to the Company, the Operating Partnership or Montgomery, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Acquiror or any of their respective Subsidiaries or Affiliates of any portion of any business or of any assets of the Company, Acquiror or any of their respective Subsidiaries, or to compel the Company, Acquiror or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Acquiror or any of their respective Subsidiaries, as a result of the Mergers, (iii) seeking to prohibit Acquiror or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise constituting an Acquiror Material Adverse Effect or a Company Material Adverse Effect.

            (g) The Purchaser Parties shall have received a legal opinion, dated as of the Closing Date, from Roberts & Holland LLP, in form and substance reasonably satisfactory to Acquiror, to the effect that: (i) commencing with its taxable year ended December 31, 2000, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it to meet, through the

Closing Date, the requirements for qualification and taxation as a REIT under the Code; and (ii) each of the Operating Partnership, since the formation of the Operating Partnership, and all other Company Subsidiaries which are organized as partnerships or limited liability companies or which file tax returns as partnerships, since the later of the date of formation of the applicable Company Subsidiary or the date on which the Company acquired an interest in such Company Subsidiary, (x) has qualified at all times as a partnership or as a disregarded entity under the Code and not as an association taxable as a corporation, and
(y) has not qualified as a "publicly traded partnership" to which Section 7704(a) of the Code applies. Roberts & Holland LLP may rely on the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, the former counsel to Kranzco Realty Trust, in rendering its opinion with respect to the qualification of the Company as a REIT.

            (h) The Purchaser Parties shall have received legal opinions, each dated as of the Closing Date, in form and substance reasonably satisfactory to them, from Proskauer Rose LLP (New York counsel to the Company Parties), Venable LLP (Maryland counsel to the Company) and Richards, Layton & Finger, P.A. (Delaware counsel to the Company Parties) (including, among other things, an opinion from Venable LLP to the effect that after acceptance for record of the Articles of Merger with the Maryland Department, the REIT Merger shall, pursuant to the Maryland REIT Law, become effective at the time set forth in the Articles of Merger, assuming such effective time is not later than 30 days after such acceptance for record).

            (i) The Company shall have delivered to Acquiror the Company Parties Resignations.

            (j) The Company Parties shall have delivered to Acquiror an executed FIRPTA Certificate.

            (k) The Company and each of the Company Subsidiaries shall have provided tenant estoppel certificates in the form previously agreed by each tenant, or if no such form was previously agreed to, in the form reasonably acceptable to Acquiror, with respect to 75% of the tenants under a Lease with respect to more than 20,000 square feet of space.

      Section 7.3. Conditions to the Obligation of the Company to Effect the Mergers. The obligation of the Company Parties to effect the Mergers is further subject to satisfaction or waiver (as permitted by applicable Law) at or prior to the OP Effective Time, the Montgomery Effective Time or the REIT Effective Time, as the case may be, of the following conditions:

            (a) The (i) representations and warranties of the Purchaser Parties, the Parent Parties and the Responsible Entity contained herein shall be true and correct as of the date of this Agreement, and (ii) the representations and warranties of the Purchasing Parties, the Parent Parties and the Responsible Entity contained herein that are qualified as to materiality shall be true and correct (and any such representations and warranties that are not so qualified shall be true and correct in all material respects) as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct as of such date).

            (b) Each of the Purchaser Parties, the Parent Parties and the Responsible Entity shall have performed and complied with, in all material respects, each of its agreements, obligations, covenants and conditions contained in this Agreement required to be performed by it at or prior to the OP Effective Time, the Montgomery Effective Time and the REIT Effective Time.

            (c) The Company shall have received a certificate, signed by a senior executive officer of each of the Purchaser Parties, the Parent Parties and the Responsible Entity certifying as to the matters set forth in Sections 7.3(a) and 7.3(b).

            (d) The Company Parties shall have received legal opinions, each dated as of the Closing Date, in form and substance reasonably satisfactory to them, from Skadden, Arps, Slate, Meagher & Flom LLP and Piper Rudnick LLP, each counsel to the Purchaser Parties.

            (e) The Company Parties shall have received a legal opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to them, from Freehills, Australian counsel to the Purchaser Parties.

            (f) The board of trustees of REIT Merger Sub shall have approved the Plan of Liquidation and OP Merger Sub shall have approved the Plan of Liquidation at a meeting of the sole shareholder of REIT Merger Sub.

            (g) REIT Merger Sub shall have entered into the Assignment and Assumption Agreement with OP Merger Sub.

      Section 7.4. Frustration of Closing Conditions. None of the parties hereto may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's failure to act in good faith or its breach of its covenants contained in this Agreement.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENTS

      Section 8.1. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval:

            (a)   by mutual written consent of Acquiror and the Company;

            (b) by either Acquiror or the Company (if, in the case of the Company with respect to clauses (i) and (ii) below, it has not violated any of Sections 6.1, 6.4 or 6.10):

                  (i) if the Company Shareholder Approval is not obtained at the Company Shareholders Meeting;

                  (ii) if the Mergers shall not have been consummated by June 30, 2005 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Mergers to occur on or before the Termination Date; or

                  (iii) there shall be any Law or Order that has the effects set forth in Section 7.1(c).

            (c)   by the Company:

                  (i) if (A) Acquiror, Acquiror Subsidiary, any Acquiror Merger Sub, Parent, Parent Trust or the Responsible Entity shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Acquiror, Acquiror Subsidiary, the applicable Acquiror Merger Sub, Parent, Parent Trust or the Responsible Entity, as the case may be, such that the closing condition set forth in Section 7.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Acquiror, Acquiror Subsidiary, any Acquiror Merger Sub, Parent, Parent Trust or the Responsible Entity contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date or is not cured by Acquiror, Acquiror Subsidiary, the applicable Acquiror Merger Sub, Parent, Parent Trust or the Responsible Entity, as the case may be, within twenty (20) Business Days after Acquiror, Acquiror Subsidiary, the applicable Acquiror Merger Sub, Parent, Parent Trust or the Responsible Entity, as the case may be, receives written notice of such breach from the Company; or

                  (ii) if prior to the obtaining of the Company Shareholder Approval (A) the Company Board has received a Superior Proposal, (B) the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such termination is required to comply with the duties of the Company Board under applicable Law, (C) the Company has complied with Sections 6.1, 6.4 and 6.10, (D) not later than the day of such termination, Acquiror has received the fee set forth in Section 8.4, and
      (E) the Company simultaneously enters into a definitive agreement with respect to such Superior Proposal with the party making such Superior Proposal; provided that the Company Board shall only be able to terminate this Agreement pursuant to this clause (ii) after five (5) Business Days following Acquiror's receipt of written notice advising Acquiror that the Company Board is prepared to do so, and only if, during such five (5) Business Day period, the Company and its advisors, if requested by Acquiror, will have negotiated in good faith with Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the parties to proceed with the transactions contemplated herein on such adjusted terms.

            (d)   by Acquiror:

                  (i) if (A) any Company Party shall have breached any of the covenants or agreements contained in this Agreement to be complied with by such Company Party such that the closing condition set forth in Section 7.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of any Company Party contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date or is not cured by such Company Party within twenty (20) Business Days after such Company Party receives written notice of such breach from Acquiror;

                  (ii) if any Law or Order having any of the effects set forth in Section 7.2(f) shall be in effect and shall have become final and nonappealable;

                  (iii) if, prior to the obtaining of the Company Shareholder Approval (A) a Company Adverse Recommendation Change shall have occurred,
      (B) the Company shall have failed to include in the Proxy Statement the recommendation of the Company Board that the Company's shareholders vote in favor of the REIT Merger and the transactions contemplated hereby, (C) a tender or exchange offer relating to any Company Shares will have been commenced and the Company will not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer, or (D) a Takeover Proposal is publicly announced, and the Company fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the Company Board that its shareholders vote in favor of the REIT Merger and the transactions contemplated hereby; or

                  (iv) if the Company breaches, in any material respect, any of its obligations under Section 6.4 or 6.10(a).

      Section 8.2. Effect of Termination. Except as otherwise set forth in this Agreement, in the event of a termination of this Agreement by either the Company or Acquiror as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Subsidiary, any Acquiror Merger Sub, Parent, Parent Trust, the Responsible Entity, the Company, the Operating Partnership or Montgomery or their respective officers, directors or trustees; provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any material breach of this Agreement; and provided further, that the provisions of this Section 8.2, Section 8.3 (Fees and Expenses), Section 8.4 (Termination Fee), Article IX of this Agreement (other than Sections 9.15 and 9.16) and the Confidentiality Agreements (Confidentiality) shall remain in full force and effect and survive any termination of this Agreement.

      Section 8.3. Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

      Section 8.4. Termination Fee.

            (a)   If this Agreement shall be terminated pursuant to:

                  (i)   Section 8.1(b)(i), 8.1(b)(ii), 8.1(d)(i), 8.1(d)(iii)(C)
      or 8.1(d)(iii)(D) and (A) at any time after the date hereof a Takeover Proposal shall have been publicly announced or otherwise communicated to the Company Board and (B) within twelve (12) months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a Takeover Proposal (with all percentages in the definition of Takeover Proposal increased to 50%) or any such transaction is consummated; or

                  (ii)  Section 8.1(c)(ii), 8.1(d)(iii)(A) or 8.1(d)(iii)(B) or
      8.1(d)(iv) hereof,

then the Company shall (1) in the case of termination pursuant to clause (i) of this Section 8.4(a), upon the earlier to occur of the execution of such definitive agreement and such consummation or (2) in the case of termination pursuant to clause (ii) of this Section 8.4(a), on the date of such termination, pay Acquiror a non-refundable fee in an amount equal to $24.0 million (the "Termination Fee"), payable by wire transfer of immediately available funds to an account designated in writing to the Company by Acquiror.

            (b) If the Company fails to promptly pay the Termination Fee, and, in order to obtain such payment Acquiror commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Acquiror its costs and expenses (including attorney's fees) in connection with such suit, together with interest on the amount of the fee at a rate of 12% per annum.

      Section 8.5. Amendment. To the extent permitted by applicable Law, this Agreement may be amended by the parties in writing by action of their respective boards of trustees or directors, general partners or managers, as applicable, at any time before or after the Company Shareholder Approval is obtained but, after the Company Shareholder Approval is obtained, no amendment shall be made which decreases the REIT Merger Consideration or which materially adversely affects the rights of the holders of the Company Shares without the approval of such holders.

      Section 8.6. Extension; Waiver. At any time prior to the Effective Time, each of the Company Parties and the Purchaser Parties may, to the extent permitted by applicable Law, subject to Section 9.11, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive (as permitted by applicable Law) compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1. Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. All covenants and agreements shall survive in accordance with their terms. This Article IX, the agreements of Acquiror, the Surviving Entity and the Company in Section 6.9 (Indemnification), Section 8.3 (Fees and Expenses) and
Section 8.4 (Termination Fee) and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time shall survive the consummation of the Mergers.

      Section 9.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (provided proof of delivery is received) to the parties or sent by telecopy (provided a confirmation of transmission is received) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a) if to any Purchaser Party, any Parent Party or the Responsible Entity, to

                  Centro Watt America III, L.P.
                  c/o Centro Properties Group
                  Corporate Offices 3rd Floor
                  The Glen Shopping Centre
                  235 Springvale Road
                  Glen Waverly Victoria, Australia 3150
                  Attention: Andrew Scott
                  Facsimile number: 011-61-3-9886-1345

                  with a copy (which shall not constitute notice) to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California 90071
                  Attention: Michael V. Gisser, Esq.
                  Facsimile number: (213) 687-5600

            (b)   if to any Company Party, to

                  Kramont Realty Trust
                  580 West Germantown Pike, Suite 200
                  Plymouth Meeting, PA 19462
                  United States
                  Attention: Louis P. Meshon, Sr.
                  Facsimile number: (610) 825-8130

                  with a copy (which shall not constitute notice) to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention: Gail Sanger, Esq.
                  Facsimile number: 212-969-2900

      Section 9.3. Interpretation.

            (a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

            (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (c) This Agreement is the result of the joint efforts of each of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

            (d) The words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation."

            (e) The term "ordinary course of business" (or similar terms) shall be deemed to be followed by the words "consistent with past practice."

      Section 9.4. Intentionally Omitted.

      Section 9.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Confidentiality Agreements), the exhibits and schedules hereto, the Company Parties Disclosure Schedule and the Purchaser Parties Disclosure Schedule constitute the entire agreement and supersede all prior agreements and understandings (including the Exclusivity

Agreement and the Original Agreement), both written and oral, between the parties with respect to the subject matter of this Agreement. Except for the provisions of Section 6.9, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

      Section 9.7. Governing Law. Except as provided in this Section 9.7, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to the principles of conflicts of law except Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules). The REIT Merger and matters pertaining thereto shall be governed by, and construed in accordance with, the laws of the State of Maryland (without regard to any conflicts of laws principles thereof). The Subsidiary Mergers and matters pertaining thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to any conflicts of laws principles thereof).

      Section 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any such purported assignment or delegation in violation of the foregoing sentence shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and administrators.

      Section 9.9. Enforcement. The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Southern District of New York or any court of the State of New York sitting in New York, New York, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto unconditionally and irrevocably (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York sitting in New York, New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by any application or motion (of whatever nature) or other request for leave from any such court (including, without limitation, by taking any objection to an action being brought in those courts on the basis that the action has not been brought in a convenient forum or that those courts do not have jurisdiction), and (c) agrees that notice or service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 9.2. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. Each of the Parent Parties and the Responsible Entity covenants that it will promptly, but in no event later than three (3) Business Days after the date hereof, irrevocably appoint CT Corporation System (New York) (the "Agent") as the authorized agent for service of process of such Parent Party and the Responsible Entity in any proceeding in the United States District Court for the Southern District of New York or any court of the State of New York sitting in New York, New York, and confirms that the Agent has agreed to act as agent for service of process and that such service shall be deemed completed on delivery to the Agent (whether or not it is forwarded to and received by such Parent Party and the Responsible Entity).

      Section 9.10. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

      Section 9.11. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

      Section 9.12. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies, whether at law or in equity, against the other parties, or their respective successors or assigns.

      Section 9.13. Publicity. None of the parties hereto shall (and each of the parties shall cause its Affiliates and Representatives not to) issue any press release or make any public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the Company, in the event the disclosing party is any of the Purchasing Parties (or any of their respective Affiliates and Representatives), or Acquiror, in the event the disclosing party is any of the Company Parties (or any of its Affiliates and Representatives), such consent not to be unreasonably withheld or delayed; provided, however, that, if a party determines, based upon advice of counsel, that disclosure is otherwise required by applicable Law or the rules or regulations of any stock exchange upon which the securities of such party is listed, such party may make such disclosure to the extent so required.

      Section 9.14. Exhibits; Disclosure Schedules. All Exhibits referred to herein and in the Company Parties Disclosure Schedule are intended to be and hereby are specifically made a part of this Agreement.

      Section 9.15. Parent and Parent Trust Guarantee and Indemnity.

            (a) Each of Parent and Parent Trust hereby jointly and severally, unconditionally and irrevocably guarantees (the "Guarantee"), prior to the Effective Time, to each of the Company Parties and, on or after the Effective Time, to the former holders of Company Shares, former holders of Operating Partnership Units, former holders of Eligible Montgomery OP Units and former holders of Company Options and the Indemnified Parties and, on or after the effective time of the liquidation of REIT Merger Sub, the former holders of New Series B-1 Preferred Shares (in such capacity, collectively, the "Beneficiaries"), as primary obligor and not merely as surety, the due and punctual payment in full of each obligation of the Purchaser Parties which now exists or which may arise at any time under this Agreement, the Plan of Liquidation and the Assignment and Assumption Agreement, as any of them may be from time to time amended, supplemented or modified in accordance with its respective terms, and the transactions contemplated hereby and thereby (each such obligation, an "Obligation" and, collectively, the "Obligations"). Parent and Parent Trust jointly and severally agree that if for any reason whatsoever any of the Purchaser Parties shall fail or be unable to duly, punctually and fully pay any Obligation, they shall unconditionally and promptly pay the Obligation upon demand. Nothing shall discharge or satisfy the liability of Parent or Parent Trust under the guarantee contained in this Section 9.15(a) except the full and enduring payment of the Obligations. The Guarantee constitutes a continuing guarantee of payment when due and not of collection.

                  (i) Subject to Section 9.15(c), the obligations of Parent and Parent Trust under this Section 9.15(a) shall be performed in accordance with the terms of this Agreement and shall not be subject to any reduction, limitation, impairment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligation. Without limiting the generality of the foregoing, the obligations of Parent and Parent Trust under the Guarantee shall be primary, absolute and unconditional irrespective of: (1) any default, failure or delay, willful or otherwise, in the payment of all or any part of any Obligation; (2) any act or omission releasing a Purchaser Party or any other guarantor of or in relation to the Obligations or settling any claim in respect of the Obligations; (3) any acquiescence or delay by any Beneficiary or any other Person; (4) the liquidation, insolvency or administration of any person, including a Purchaser Party, Parent, the Responsible Entity or Parent Trust; or (5) any other act or omission or delay to do any other act which might in any manner or to any extent vary the risk of Parent or Parent Trust or which would otherwise operate as a discharge of a guarantor as a matter of law, and each of Parent and Parent Trust hereby waives (x) all rights to require presentments, demands for payment to the Purchaser Parties, commencement or completion of proceedings or enforcement of rights against the Purchaser Parties, notices of protest for non-payment, notices of default, any other notice, any proof of reliance by any Beneficiary upon the Guarantee or acceptance of the Guarantee and all other formalities, (y) any rights to notice in relation to any variation of the Obligations or any matter relating to them or their enforcement, and (z) any right to revoke, challenge or terminate the Guarantee.

                  (ii) In furtherance of the foregoing and not in limitation of any other right which the Beneficiaries may have at law or in equity against Parent or Parent Trust by virtue of the Guarantee contained in this Section 9.15, upon failure of the Purchaser Parties to make any payment pursuant to any Obligation, when and as the same shall become due whether at Closing or at any time thereafter, under any provision contained in this Agreement, each of Parent and Parent Trust agrees jointly and severally to pay such Obligation on demand.

            (b) Each of Parent and Parent Trust jointly and severally indemnifies each of the Beneficiaries against any liability, cost or loss (including reasonable attorneys' fees) arising from (1) a failure by a Purchaser Party to comply with an Obligation or the failure by Parent or Parent Trust to comply with this Section 9.15, or (2) any obligation of a Purchaser Party, Parent or Parent Trust arising under any part of this Agreement, including this
Section 9.15, being found to be unenforceable for any reason, and, in either case, jointly and severally agrees to pay any amounts due under this indemnity on demand by a Beneficiary. The obligations of Parent and Parent Trust (collectively, the "Indemnifying Parties") under this
Section 9.15(b) is referred to herein as the "Indemnity." If a claim or action is made or threatened against any Beneficiary for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations (each such claim or action, a "Claim") and any such Beneficiary repays all or part of said amount by reason of (y) any judgment, decree or order of any court or administrative body having jurisdiction over such Beneficiary or any of its property, or (z) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including any Purchaser Party), then and in such event the Indemnifying Parties agree that any such judgment, decree, order, settlement or compromise shall be binding upon them, provided that the following provisions shall have been complied with:

                  (i) Anything in this Section 9.15(b) notwithstanding, promptly after receipt by such Beneficiary of notice of the commencement of any Claim, such Beneficiary shall promptly notify Parent of the commencement thereof in writing (but the failure to notify Parent shall not relieve an Indemnifying Party from any liability that it may have under this Section 9.15(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure). In case any such Claim is brought against a Beneficiary and such Beneficiary notifies Parent of the commencement thereof, an Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof (with counsel reasonably satisfactory to such Beneficiary), and after notice from such Indemnifying Party to such Beneficiary of its election so to assume the defense thereof, the Indemnifying Parties will not be liable to such Beneficiary under this Section 9.15(b) for any legal or other expenses subsequently incurred by such Beneficiary in connection with the defense thereof other than reasonable costs of investigation. In the event an Indemnifying Party elects to assume the defense of a Claim, such Indemnifying Party shall be entitled to effect any settlement, enter into any compromise or consent to the entry of any decree, order or judgment, with respect to such Claim in respect of which such Beneficiary is or could have been a party and indemnity could have been sought hereunder by such Beneficiary if such settlement (x) includes a general and unconditional release of such Beneficiary from all liability on any claims that are the subject matter of such Claim, (y) does not provide for any injunction or other non-monetary relief affecting such Beneficiary, and
      (z) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Beneficiary. Notwithstanding the foregoing, (1) if a Beneficiary determines, in good faith, and on the advice of its counsel that the assumption of the defense of a Claim by the Indemnifying Parties is inappropriate due to a conflict of interest between the Indemnifying Parties, on the one hand, and such Beneficiary, on the other hand, or (2) if a Beneficiary determines, in good faith, that the Indemnifying Parties are not defending such Claim actively and in good faith, then such Beneficiary shall have the right at all times to take over and assume control over the defense, settlement and compromise of such Claim at the expense of the Indemnifying Parties; provided, however, that if such Beneficiary does so take over and assume control of the defense, settlement or compromise of such Claim, the Indemnifying Party may participate in, but not control, such defense with its own counsel and at its own expense.

                  (ii) None of the Beneficiaries shall, without the prior written consent of the Indemnifying Parties effect any settlement, enter into any compromise or consent to the entry of any decree, order or judgment, with respect to any Claim in respect of which such Beneficiary is or could have been a party and indemnity could have been sought hereunder by such Beneficiary without the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed).

            (c)   Notwithstanding anything to the contrary set forth in this
Section 9.15, each of Parent and Parent Trust shall have the right to assert as a defense to any of its obligations hereunder any defense or exercise of rights that would be available to it had it entered into the Obligations directly in the place of the Purchaser Parties.

            (d) All payments under the Guarantee or in respect of the Indemnity shall be made in the currency in which the Obligation is or was due and in immediately available funds.

            (e) If under any Law relating to liquidation, administration, insolvency or the protection of creditors, a person may claim that a payment under or in connection with this Section 9.15 is void or voidable and that claim is made and upheld, conceded or compromised, then the Beneficiaries are immediately entitled, as against Parent and Parent Trust, to the rights in connection with the Guarantee and the Indemnity to which they were entitled immediately before the payment in question and, upon request by a Beneficiary and to the extent permitted by applicable Law, each of Parent and Parent Trust agrees to take any action (including signing any document) reasonably required to restore to such Beneficiary the full benefit of the Guarantee and the Indemnity as held by it immediately before that payment.

            (f) Neither Parent nor Parent Trust shall exercise any rights which it may acquire by way of subrogation under the Guarantee or the Indemnity, by any performance or payment made hereunder or otherwise until all Obligations have been performed or indefeasibly paid in full in cash, as the case may be. If any amount shall be paid to Parent or Parent Trust on account of such subrogation rights at any time when all the Obligations have not been performed or indefeasibly paid in full in cash, as the case may be, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Beneficiaries to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. In addition, (i) the obligations of Parent and Parent Trust under the Guarantee and the Indemnity shall not be subject to any setoff, counterclaim, deduction, abatement or deferment and (ii) the Obligations of Parent and Parent Trust under the Guarantee and the Indemnity shall not be affected in any manner by the failure of any Beneficiary to assert any claim or demand or to enforce any right or remedy under this Section 9.15, except to the extent that Parent or Parent Trust, as the case may be, has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

            (g) Each of Parent and Parent Trust acknowledges and agrees that the Beneficiaries are entitled to obtain recognition and enforcement in any Australian court of any judgment obtained in the United States giving effect to the Guarantee or the Indemnity. Each of Parent and Parent Trust unconditionally and irrevocably waives any right to assert, and covenants that it will not assert, in any such recognition and enforcement proceedings in an

Australian court any defense to such recognition and enforcement, other than a defense which cannot be waived or excluded by law.

            (h) Any act or omission varying or replacing this Agreement (including Article III or Section 9.15 of this Agreement), including any change or modification to the structure of the transactions contemplated hereby in accordance with Section 9.4, shall not affect or otherwise modify the obligations of Parent and Parent Trust made in favor of the Beneficiaries under the Guarantee and the Indemnity, or the rights of the Beneficiaries under the Guarantee and the Indemnity.

      Section 9.16 The Responsible Entity's Capacity and Limitation on Liability. Except with respect to the representations, warranties and covenants of the Responsible Entity contained in Section 4.3 and Section 6.15, which are made by the Responsible Entity in its personal capacity:

            (a) the Responsible Entity is entering into this Agreement as the trustee of Parent Trust and in no other capacity;

            (b) the parties other than the Responsible Entity acknowledge that the Trustee Obligations are incurred by the Responsible Entity solely in its capacity as (i) the trustee of Parent Trust, and that the Responsible Entity will cease to have any obligation under this Agreement if the Responsible Entity ceases for any reason to be trustee of Parent Trust and another trustee is appointed;

            (c) the Responsible Entity will not be liable to pay or satisfy any Trustee Obligations except out of the Assets against which it is entitled to be indemnified in respect of any liability incurred by it as trustee of the relevant trust;

            (d) the parties other than Responsible Entity may enforce their rights against the Responsible Entity arising from non-performance of the Trustee Obligations only to the extent of the Responsible Entity's right of indemnity out of the Assets of the relevant trust;

            (e) if any party other than the Responsible Entity does not recover all money owing to it arising from non-performance of the Trustee Obligations, it may not seek to recover the shortfall by: (i) bringing proceedings against the Responsible Entity in its personal capacity; or (ii) applying to have the Responsible Entity wound up or proving in the winding up of the Responsible Entity;

            (f) except in the case of and to the extent of fraud, negligence or breach of trust on the part of the Responsible Entity, the parties other than the Responsible Entity waive their rights and release the Responsible Entity from any personal liability whatsoever, in respect of any loss or damage:

                  (i)   which they may suffer as a result of any:

                        (1) breach by the Responsible Entity of any of its Trustee Obligations; or

                        (2) non-performance by the Responsible Entity of the Trustee Obligations; and

                  (ii) which cannot be paid or satisfied out of the Assets of which the Responsible Entity is entitled to be indemnified in respect of any liability incurred by it as trustee of the relevant trust; and

            (g) the parties other than the Responsible Entity acknowledge that the whole of this Agreement is subject to this Section 9.16 and the Responsible Entity shall in no circumstances be required to satisfy any liability of the Responsible Entity arising under, or for non-performance or breach of any Trustee Obligations under or in respect of, this agreement or under or in respect of any other document to which it is expressed to be a party out of any funds, property or assets other than the Assets of the relevant trust provided that if the liability of the Responsible Entity is not fully satisfied out of the Assets of the relevant trust as referred to in this clause, the Responsible Entity will be liable to pay out of its own funds, property and assets the unsatisfied amount of that liability but only to the extent of the total amount, if any, by which the Assets of the relevant trust have been reduced by reason of fraud, negligence or breach of trust by the Responsible Entity in the performance of the Responsible Entity's duties as trustee of the relevant trust.

In this Section 9.16, "Trustee Obligations" means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Responsible Entity under or in respect of this Agreement; and "Assets" includes all assets, property and rights real and personal of any value whatsoever.

                            [signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                             CENTRO WATT AMERICA III, L.P.

                                             By: CPT Manager Limited,
                                                 its General Partner

EXECUTED by CPT MANAGER                 )
LIMITED in accordance with              )
section 127(1) of the Corporations      )
Act 2001 (Cwlth) ) by authority of its  )
power of attorney: )                    )
                                        )       /s/ A. T. Scott
   /s/ J. Hutchinson                    )    ...................................
...................................      )    Signature of power of attorney*
Signature of power of witness           )    *delete whichever is not applicable
                                        )       A. T. Scott
   J. Hutchinson                        )    ...................................
...................................      )    Name of power of attorney* (block
Name of power of witness (block              letters)
letters)                                     *delete whichever is not applicable

                                             CENTRO WATT AMERICA III OP, LLC

                                             By:   /s/ A. T. Scott
                                                 ---------------------------
                                                 Name: A. T. Scott
                                                 Title: Chief Executive Officer

                                             CWAR OP MERGER SUB, LLC

                                             By:   /s/ A. T. Scott
                                                 ---------------------------
                                                 Name: A. T. Scott
                                                 Title: Chief Executive Officer

                                             CWAR OP MERGER SUB II, LLC

                                             By:   /s/ A. T. Scott
                                                 ---------------------------
                                                 Name: A. T. Scott
                                                 Title: Chief Executive Officer

                                             CWAR OP MERGER SUB III TRUST

                                             By:   /s/ A. T. Scott
                                                 ---------------------------
                                                 Name: A. T. Scott
                                                 Title: Chief Executive Officer

                                   KRAMONT REALTY TRUST

                                   By:   /s/ Louis P. Meshon, Sr.
                                       -------------------------------------
                                       Name: Louis P. Meshon, Sr.
                                       Title: President and Chief
                                              Executive Officer

                                   KRAMONT OPERATING PARTNERSHIP, L.P.

                                   BY: KRAMONT REALTY TRUST, GENERAL PARTNER

                                   By:   /s/ Louis P. Meshon, Sr.
                                       -------------------------------------
                                       Name: Louis P. Meshon, Sr.
                                       Title: President and Chief
                                              Executive Officer

                                   MONTGOMERY CV REALTY L.P.

                                   BY: CV GP L.P., GENERAL PARTNER
                                       CV GP LLC, GENERAL PARTNER
                                       KRAMONT OPERATING PARTNERSHIP, L.P., SOLE
                                         MEMBER
                                       KRAMONT REALTY TRUST, GENERAL PARTNER

                                   By:   /s/ Louis P. Meshon, Sr.
                                       -------------------------------------
                                       Name: Louis P. Meshon, Sr.
                                       Title: President and Chief
                                              Executive Officer

EXECUTED by CPT MANAGER                )
LIMITED in accordance with             )
section 127(1) of the Corporations     )
Act 2001 (Cwlth) by authority of its   )
power of attorney: )                   )
                                       )        /s/  A. T. Scott
   /s/  J. Hutchinson                  )     ...................................
........................................)     Signature of power of attorney*
Signature of power of witness          )     *delete whichever is not applicable
                                       )        A. T. Scott
   J. Hutchinson                       )     ...................................
........................................)     Name of power of attorney* (block
Name of power of witness (block              letters)
letters)                                     *delete whichever is not applicable

EXECUTED by CENTRO                     )
PROPERTIES LIMITED in                  )
accordance with section 127(1) of      )
the Corporations Act 2001 (Cwlth)      )
by authority of its power of           )
attorney: )                            )        /s/  A. T. Scott
                                       )     ...................................
   /s/  J. Hutchinson                  )     Signature of power of attorney*
........................................)     *delete whichever is not applicable
Signature of power of witness          )        A. T. Scott
                                       )     ...................................
   J. Hutchinson                       )     Name of power of attorney* (block
........................................      letters)
Name of power of witness (block              *delete whichever is not applicable

Solely for purposes of consenting to the amendment and restatement of the Original Agreement, as required by Section 9.11 thereof, and not to be made a party to this Agreement:

CENTRO WATT AMERICA REIT III LLC
      /s/ A. T. Scott
By: ---------------------------
    Name
    Title

                                       -2-